Exhibit 1.1

EXECUTION COPY

                                $4,591,400,000

                          PERMANENT MASTER ISSUER PLC

     $1,000,000,000 Series 1 Class A Floating Rate Notes due October 2007 $1,750,000,000 Series 2 Class A Floating Rate Notes due October 2015
       $1,500,000,000 Series 5 Class A Floating Rate Notes due July 2033
        $35,800,000 Series 1 Class B Floating Rate Notes due July 2042 $134,900,000 Series 2 Class B Floating Rate Notes due July 2042 $35,800,000 Series 1 Class C Floating Rate Notes due July 2042 $134,900,000 Series 2 Class C Floating Rate Notes due July 2042
                            Underwriting Agreement

                                                                11 October 2006

ABN AMRO Bank N.V., London Branch
Citigroup Global Markets Limited
UBS Securities LLC
Deutsche Bank Securities Inc.
Lehman Brothers Inc.
Societe Generale, London Branch
   as Class A Underwriters

ABN AMRO Bank N.V., London Branch
Citigroup Global Markets Limited
   as Class B/C Joint Lead Underwriters

Ladies and Gentlemen:

      Permanent Master Issuer PLC, a public limited company incorporated under the laws of England and Wales (the MASTER ISSUER), proposes to issue and sell to (i) the Class A Underwriters listed in Schedule I hereto (the CLASS A UNDERWRITERS), for whom ABN AMRO Bank N.V., London Branch, Citigroup Global Markets Limited and UBS Securities LLC are acting as representatives (the CLASS A REPRESENTATIVES), $1,000,000,000 Series 1 Class A Notes due October 2007 (the SERIES 1 CLASS A NOTES), $1,750,000,000 Series 2 Class A Notes due October 2015 (the SERIES 2 CLASS A NOTES) and $1,500,000,000 Series 5 Class A Notes due July 2033 (the SERIES 5 CLASS A NOTES and, together with the Series 1 Class A Notes and the Series 2 Class A Notes, the CLASS A OFFERED NOTES) as set forth in
Schedule I hereto and (ii) ABN AMRO Bank N.V., London Branch and Citigroup Global Markets Limited acting as joint lead underwriters (the CLASS B/C JOINT LEAD UNDERWRITERS and, together with the Class A Underwriters, the UNDERWRITERS; and the Class B/C Joint Lead Underwriters together with the Class A Representatives, the REPRESENTATIVES), $35,800,000 Series 1 Class B Notes due July 2042 (the SERIES 1 CLASS B NOTES), $134,900,000 Series 2 Class B Notes due July 2042 (the SERIES 2 CLASS B NOTES), $35,800,000 Series 1 Class C Notes due July 2042 (the SERIES 1 CLASS C NOTES) and $134,900,000 Series 2 Class C notes due July 2042 (the SERIES 2 CLASS C NOTES and, together with the Series 1 Class B Notes, the Series 2 Class B Notes and the Series 1 Class C Notes, the CLASS B/C OFFERED NOTES and, the Class B/C Offered Notes together with the Class A Offered Notes, the OFFERED NOTES) as set forth in Schedule I hereto.

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      The Offered Notes will be denominated in U.S. dollars and in denominations of $100,000 plus integral multiples of $1,000. The Offered Notes will be issued on the date and at the time specified in the pricing supplement dated on or about the date hereof (the PRICING SUPPLEMENT), or at such other time and/or date as the Master Issuer and the Representatives on behalf of the applicable Underwriters may agree (the ISSUE 2006-1 CLOSING DATE). The issue of the Offered Notes is referred to in this Agreement as the ISSUE.

      Simultaneously with the Issue, the Master Issuer intends to issue other series and classes of notes (the REG S NOTES) specified in the subscription agreement dated on or about the date hereof (the SUBSCRIPTION AGREEMENT) among the Master Issuer, Halifax plc (HALIFAX), Permanent Funding (No. 2) Limited (FUNDING 2), Permanent Mortgages Trustee Limited (the MORTGAGES TRUSTEE) and the respective managers named therein (the MANAGERS). The Managers have agreed to subscribe and pay for the Reg S Notes (but excluding the Series 3 Class A Notes and the Series 6 Class A2 Notes) upon the terms and subject to the conditions contained in the Subscription Agreement and in the programme agreement dated 11 October 2006 among the Master Issuer, Halifax, Funding 2, the Mortgages Trustee and the respective dealers named therein (the PROGRAMME AGREEMENT). The Offered Notes, together with the Reg S Notes, are referred to herein as the NOTES.

      The Notes will be constituted by, issued subject to and have the benefit of, a trust deed (the MASTER ISSUER TRUST DEED) to be dated 17 October 2006 (the PROGRAMME DATE) between the Master Issuer and The Bank of New York as trustee for the Noteholders (the NOTE TRUSTEE).

     The Notes (together with the Master Issuer's obligations to its other creditors) will be secured by the benefit of security interests created under a deed of charge and assignment by way of security (the MASTER ISSUER DEED OF CHARGE) to be entered into on or before the Programme Date by the Master Issuer, the Note Trustee, Citibank, N.A. London Branch (in its capacity as the PRINCIPAL PAYING AGENT, the US PAYING AGENT, the REGISTRAR, the TRANSFER AGENT and the AGENT BANK), Halifax in its capacity as cash manager to the Master Issuer (the MASTER ISSUER CASH MANAGER), Deutsche Bank AG, London Branch as dollar currency swap provider to the Master Issuer in respect of the dollar denominated Notes (the MASTER ISSUER DOLLAR CURRENCY SWAP PROVIDER), Credit Suisse International as Canadian dollar currency swap provider to the Master Issuer in respect of the Canadian dollar denominated Notes (the MASTER ISSUER CANADIAN DOLLAR CURRENCY SWAP PROVIDER), Barclays Bank PLC as euro currency swap provider to the Master Issuer in respect of the euro denominated Notes (the MASTER ISSUER EURO CURRENCY SWAP PROVIDER), Bank of Scotland in its capacity as account bank to the Master Issuer (the MASTER ISSUER ACCOUNT BANK) and Structured Finance Management Limited in its capacity as corporate services provider to the Master Issuer (the MASTER ISSUER CORPORATE SERVICES PROVIDER).

      Payments of principal of, and interest on, the Offered Notes will be made by or on behalf of the Master Issuer to the US Paying Agent and by the US Paying Agent to holders of the Offered Notes on behalf of the Master Issuer under a paying agent and agent bank agreement dated the Programme Date (the MASTER ISSUER PAYING AGENT AND AGENT BANK AGREEMENT) between the Master Issuer, the Note Trustee, the Agent Bank, the paying agents named therein, the Transfer Agent and the Registrar.

      Each class of the Offered Notes will be in fully registered permanent global form. The Registrar will maintain a register (the REGISTER) in respect of the Offered Notes in accordance with the Master Issuer Paying Agent and Agent Bank Agreement. The issuer

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notes representing the Offered Notes (the GLOBAL NOTES) will be deposited on behalf of the beneficial owners of the Offered Notes with Citibank, N.A London Branch as custodian for, and registered in the name of Cede & Co. as nominee of, The Depository Trust Company (DTC).

      The Master Issuer will use an amount equal to the aggregate of the gross proceeds of the Issue and the gross proceeds of the Reg S Notes issue to make a loan to Funding 2 pursuant to an intercompany loan agreement dated the Programme Date between the Master Issuer, Funding 2, the Agent Bank and The Bank of New York as security trustee (the FUNDING 2 SECURITY TRUSTEE) (the MASTER INTERCOMPANY LOAN AGREEMENT and each loan made thereunder a LOAN TRANCHE). Reference to the Master Intercompany Loan Agreement shall include reference to a loan tranche supplement in respect of the Master Intercompany Loan Agreement to be entered into on or about the Issue 2006-1 Closing Date among Funding 2 and the Master Issuer.

      On the Issue 2006-1 Closing Date, Funding 2 will pay the proceeds of the Loan Tranches to Halifax in its capacity as the seller (the SELLER), or to its order, as consideration in part for the sale of a new portfolio of mortgage loans and interests in their related insurances and in their related security to the Mortgages Trustee (the NEW PORTFOLIO), thereby increasing Funding 2's share of the Portfolio (as defined below).

      On 14 June 2002 and on several subsequent dates (each an ASSIGNMENT
DATE), Halifax completed the sale of first residential mortgage loans (the LOANS) and an interest in their related insurances and their related security (together, the RELATED SECURITY and, together with the Loans, any accrued interest on the Loans and other amounts derived from the Loans, the PORTFOLIO, being the SCOTTISH PORTFOLIO to the extent that such Portfolio relates to Loans (SCOTTISH LOANS) which are secured by a standard security over a property in Scotland and being the ENGLISH PORTFOLIO to the extent that such Portfolio relates to Loans (ENGLISH LOANS) which are secured by a mortgage over a property in England and Wales) to the Mortgages Trustee pursuant to the mortgage sale agreement dated 14 June 2002 among, as at the Programme Date, Halifax, the Mortgages Trustee, Funding 1, Funding 2, The Bank of New York in its capacity as the FUNDING 1 SECURITY TRUSTEE and the Funding 2 Security Trustee (the MORTGAGE SALE AGREEMENT as the same may be amended, restated, supplemented, or otherwise modified from time to time).

      As at the Programme Date, each of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee will have appointed Halifax as servicer (the SERVICER) to service the Portfolio pursuant to a Servicing Agreement dated 14 June 2002 (the SERVICING AGREEMENT as the same may be amended, restated, supplemented or otherwise modified from time to time). The Mortgage Sale Agreement and certain other documents incorporate by reference definitions appearing in a master definitions and construction schedule which was signed on 14 June 2002 by way of identification for and on behalf of Allen & Overy LLP and Sidley Austin Brown & Wood (the MASTER DEFINITIONS SCHEDULE as the same may be amended, restated, supplemented or otherwise modified from time to time).

      From the Programme Date, the Mortgages Trustee will hold the Portfolio on a bare trust for the benefit of Funding 1, Funding 2 and the Seller as tenants in common pursuant to the mortgages trust deed dated 13 June 2002 among, as at the Programme Date, the Seller, Funding 1, Funding 2 and the Mortgages Trustee (the MORTGAGES TRUST DEED as the same may be amended, restated, supplemented or otherwise modified from time to time). The

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Mortgages Trustee entered into a guaranteed investment contract with Bank of
Scotland (in such capacity, the MORTGAGES TRUSTEE GIC PROVIDER) dated 14 June 2002 in respect of its principal bank account (the MORTGAGES TRUSTEE GUARANTEED INVESTMENT CONTRACT as the same may be amended, restated, supplemented or otherwise modified from time to time).

      Funding 2's obligations to the Master Issuer under the Master Intercompany Loan Agreement and to Funding 2's other creditors will be secured with the benefit of security interests created by a deed of charge and assignment dated the Programme Date, which includes any deed of accession entered into in connection therewith or supplemental thereto (the FUNDING 2 DEED OF CHARGE as the same may be amended, restated, supplemented or otherwise modified from time to time) entered into by Funding 2, the Master Issuer, Halifax in its capacity as swap provider (the FUNDING 2 SWAP PROVIDER), Bank of Scotland in its capacity as GIC provider to Funding 2 (the FUNDING 2 GIC PROVIDER), the Funding 2 Security Trustee, Halifax in its capacity as cash manager to the Mortgages Trustee, Funding 1 and Funding 2 (the CASH MANAGER), Bank of Scotland in its capacity as account bank to the Mortgages Trustee, Funding 1 and Funding 2 (in such capacities, the ACCOUNT BANK), Halifax in its capacity as start-up loan provider to Funding 2 (the FUNDING 2 START-UP LOAN PROVIDER) and Structured Finance Management Limited in its capacity as corporate services provider to Funding 2 (the FUNDING 2 CORPORATE SERVICES PROVIDER).

      In connection with Funding 2's purchase of a beneficial interest in the mortgage trust portfolio and the issue of certain notes by the Master Issuer, Funding 2, in addition to the documents described above, will enter into on the Programme Date, (1) a cash management agreement with the Cash Manager, the Mortgages Trustee, the Seller, Funding 1, the Funding 1 Security Trustee and the Funding 2 Security Trustee (the CASH MANAGEMENT AGREEMENT as the same may be amended, restated, supplemented, or otherwise modified from time to time);
(2) a bank account agreement with the Account Bank, the Mortgages Trustee, the Cash Manager, Funding 1, the Funding 1 Security Trustee and the Funding 2 Security Trustee (the BANK ACCOUNT AGREEMENT as the same may be amended, restated, supplemented, or otherwise modified from time to time); (3) a guaranteed investment contract with the Funding 2 GIC Provider (the FUNDING 2 GUARANTEED INVESTMENT CONTRACT as the same may be amended, restated, supplemented, or otherwise modified from time to time); (4) a corporate services agreement between Permanent Holdings Limited (HOLDINGS), SFM Corporate Services Limited (the SHARE TRUSTEE), Permanent PECOH Limited, in its capacity as the post-enforcement call option holder (the POST-ENFORCEMENT CALL OPTION HOLDER), Halifax, Structured Finance Management Limited (the FUNDING 1 CORPORATE SERVICES PROVIDER), the Funding 1 Security Trustee, Funding 2 Security Trustee and the Funding 2 Corporate Services Provider (the CORPORATE SERVICES AGREEMENT as the same may be amended, restated, supplemented, or otherwise modified from time to time); and (5) an ISDA Master Agreement including the Schedule thereto and confirmations thereunder in the respect of the Funding 2 (mortgage rates) basis rate swap and Funding 2 (LIBOR rate) basis rate swap with Funding 2, the Funding 2 Swap Provider and the Funding 2 Security Trustee (the FUNDING 2 SWAP AGREEMENT), each of which will remain in effect, as applicable, in respect of the issue of the Notes.

      The Master Issuer will execute and deliver on the Programme Date (1) the Master Issuer corporate services agreement among Holdings, the Master Issuer, Halifax, the Master Issuer Security Trustee, the Note Trustee and the Master Issuer Corporate Services Provider (the MASTER ISSUER CORPORATE SERVICES AGREEMENT); (2) a cash management agreement among the Master Issuer, the Master Issuer Cash Manager and the Master Issuer Security

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Trustee (the MASTER ISSUER CASH MANAGEMENT AGREEMENT); (3) a bank account agreement (the MASTER ISSUER BANK ACCOUNT AGREEMENT) among the Master Issuer Account Bank, the Master Issuer Cash Manager, the Master Issuer Security Trustee and the Master Issuer; (4) a post-enforcement call option agreement (the MASTER ISSUER POST-ENFORCEMENT CALL OPTION AGREEMENT) among the Master Issuer, the Note Trustee, the Master Issuer Security Trustee and the Post?Enforcement Call Option Holder.

      In connection with the issue of the Notes, the Master Issuer will also execute and deliver, on or before the Issue 2006-1 Closing Date, (1) the Global Notes relating to each series and class of the Notes; (2) ISDA Master Agreements including the schedules thereto and confirmations thereunder in respect of Dollar/Sterling currency swaps among the Master Issuer, the Master Issuer Dollar Currency Swap Provider and the Master Issuer Security Trustee (each a MASTER ISSUER DOLLAR CURRENCY SWAP AGREEMENT); (3) ISDA Master Agreements including the schedules thereto and confirmations thereunder in respect of Canadian Dollar/Sterling currency swaps among the Master Issuer, the Master Issuer Canadian Dollar Swap Provider and the Master Issuer Security Trustee (each a MASTER ISSUER CANADIAN DOLLAR CURRENCY SWAP AGREEMENT); and (4) ISDA Master Agreements including the schedules thereto and confirmations thereunder in respect of Euro/Sterling currency swaps among the Master Issuer, the Master Issuer Euro Currency Swap Provider and the Master Issuer Security Trustee (each a MASTER ISSUER EURO CURRENCY SWAP AGREEMENT and, together with each Master Issuer Dollar Currency Swap Agreement and each Master Issuer Canadian Dollar Currency Swap Agreement, the SWAP AGREEMENTS).

      As required, the Master Issuer, Funding 2, the Mortgages Trustee and/or Halifax have entered or will enter into any other relevant documents to be signed and delivered on or before the Issue 2006-1 Closing Date (such documents, together with the Mortgage Sale Agreement, the Scottish declaration of trust to be entered into among Halifax, the Mortgages Trustee, Funding 1 and Funding 2 pursuant to the Mortgage Sale Agreement (such Scottish declaration of trust together with any further Scottish declaration of trust entered into from time to time pursuant to the Mortgage Sale Agreement, each a SCOTTISH DECLARATION OF TRUST), the Mortgages Trust Deed, the Funding 2 Swap Agreements, the corporate services agreement entered into between the Mortgages Trustee, the Funding 1 Security Trustee and SFM Offshore Limited (the MORTGAGES TRUSTEE CORPORATE SERVICES AGREEMENT), the Servicing Agreement, the Mortgages Trustee Guaranteed Investment Contract, the Master Intercompany Loan Agreement, the Funding 2 Guaranteed Investment Contract, the Corporate Services Agreement, the Funding 2 Start-up Loan Agreement, the Loan Tranche Supplement, the Cash Management Agreement, the Bank Account Agreement, the Funding 2 Deed of Charge, the Master Issuer Deed of Charge, the Master Issuer Trust Deed, the Master Issuer Post-Enforcement Call Option Agreement, the Master Issuer Cash Management Agreement, the Master Issuer Paying Agent and Agent Bank Agreement, the Master Issuer Bank Account Agreement, the Master Issuer Corporate Services Agreement, the Swap Agreements, this Agreement, the Programme Agreement and the Subscription Agreement, each as they have been or may be amended, restated, varied or supplemented from time to time, are collectively referred to herein as the LEGAL AGREEMENTS).

      To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Registration Statement and the Prospectus (each as defined below). In addition, for the purposes of this
Agreement:

      (a) AFFILIATE has the meaning given to it in Rule 405 under the Securities Act;

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      (b)    BUSINESS DAY (unless otherwise indicated to be a London Business
Day) means any day other than a day on which banks are permitted or required to be closed in New York City;

      (c) CONTRACT OF SALE has the meaning set forth under Rule 159 under the Securities Act;

      (d) CORRECTED PROSPECTUS means, if, subsequent to the Time of Sale and prior to the Issue 2006-1 Closing Date, the Preliminary Prospectus included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as a result investors in the Offered Notes may terminate their old Contracts of Sale for any Offered Notes and the Underwriters enter into new Contracts of Sale with investors in the Offered Notes, the information conveyed to investors at the time of entry into the first such new Contract of Sale, in an amended preliminary prospectus approved by the Master Issuer (together with Funding 2 and the Mortgages Trustee) and the Representatives that corrects such material misstatements or omissions;

      (e) INVESTOR PRESENTATION MATERIAL means the investor presentation in respect of the Notes prepared by Halifax for purposes of investor meetings in the United States beginning on 2 October, 2006;

      (f) PRELIMINARY PROSPECTUS means the preliminary prospectus supplement dated 27 September 2006 together with the Base Prospectus (as defined below) and the information referred to under the caption "Static Pool Data" in Annex D therein regardless of whether it is deemed a part of the Registration Statement or Prospectus; provided, however, that if, subsequent to the Time of Sale and prior to the Issue 2006-1 Closing Date, the Preliminary Prospectus included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as a result investors in the Offered Notes may terminate their old Contracts of Sale for any Offered Notes and the Underwriters enter into new Contracts of Sale with investors in the Offered Notes, then "Preliminary Prospectus" shall refer to the related Corrected Prospectus; and

      (g) TIME OF SALE means 3:00 p.m. British Standard Time on 6 October, 2006, which is deemed to be the time when sales of the Offered Notes to investors were first made for purposes of Rule 159 under the Securities Act; provided, however, that if a Corrected Prospectus is required to be delivered, Time of Sale shall mean the time and date on which the first such new Contract of Sale was entered into.

      The Master Issuer hereby confirms its agreement with the Underwriters concerning the purchase and sale of the Offered Notes, as follows:

      1.     Purchase of the Offered Notes by the Underwriters.

      (a) The Offered Notes will be issued at a price equal to the aggregate of 100 per cent. of the aggregate principal amount of each of the Offered Notes (the ISSUE PRICE). The Master Issuer agrees to sell the Class A Offered Notes to the several Class A Underwriters and the Class B/C Offered Notes to the Class B/C Joint Lead Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally

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and not jointly, to purchase from the Master Issuer the respective principal amount of each Series and Class of the Offered Notes set forth opposite such Underwriter's name in Schedule I hereto at the Issue Price. The Master Issuer will not be obligated to deliver any of the Offered Notes except upon payment for all the Offered Notes to be purchased as provided herein.

      (b) The Master Issuer understands that the Underwriters intend to make a public offering of their respective portions of the Offered Notes as soon after the effectiveness of this Agreement as in the judgment of each of the Representatives is advisable, and initially to offer the Offered Notes on the terms set forth in the Prospectus. The Master Issuer acknowledges and agrees that the Underwriters may offer and sell Offered Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell the Offered Notes purchased by it to or through any Underwriter.

      (c) Upon receipt of payment for the Offered Notes, delivery of such Offered Notes will be made at the offices of Allen & Overy LLP at 1:00 P.M., London time, on the Issue 2006-1 Closing Date, or at such other time on the Issue 2006-1 Closing Date as the Master Issuer and the Representatives on behalf of the Underwriters may agree.

      (d) In consideration of the obligations undertaken herein by the Underwriters, the Master Issuer agrees to pay to the relevant Underwriters a selling commission (the SELLING COMMISSION) of:

      0.0418 per cent. of the aggregate principal amount of the Series 1 Class A Notes;

      0.0418 per cent. of the aggregate principal amount of the Series 2 Class A Notes;

      0.0418 per cent. of the aggregate principal amount of the Series 5 Class A Notes;

      0.1700 per cent. of the aggregate principal amount of the Series 1 Class B Notes;

      0.1700 per cent. of the aggregate principal amount of the Series 2 Class B Notes;

      0.2700 per cent. of the aggregate principal amount of the Series 1 Class C Notes;

      0.2700 per cent. of the aggregate principal amount of the Series 2 Class C Notes,

      respectively, and a combined management and underwriting commission (the MANAGEMENT AND UNDERWRITING COMMISSION) of:

      0.0209 per cent. of the aggregate principal amount of the Series 1 Class A Notes;

      0.0209 per cent. of the aggregate principal amount of the Series 2 Class A Notes;

      0.0209 per cent. of the aggregate principal amount of the Series 5 Class A Notes;

      0.0800 per cent. of the aggregate principal amount of the Series 1 Class B Notes;

      0.0800 per cent. of the aggregate principal amount of the Series 2 Class B Notes;

      0.1300 per cent. of the aggregate principal amount of the Series 1 Class C Notes;

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      0.1300 per cent. of the aggregate principal amount of the Series 2 Class
C Notes.

      (e) The Master Issuer undertakes and covenants that on the Issue 2006-1 Closing Date it (or a third party on its behalf) will pay to the Class A Representatives the aggregate Selling Commission in respect of the Class A Offered Notes and the aggregate Management and Underwriting Commission in respect of the Class A Offered Notes calculated in accordance with paragraph
(d) above. The Master Issuer undertakes and covenants that on the Issue 2006-1 Closing Date it (or a third-party on its behalf) will pay to the Class B/C Joint Lead Underwriters the aggregate selling commission in respect of the Class B/C Offered Notes and the aggregate Management and Underwriting Commission in respect of the Class B/C Offered Notes calculated in accordance with paragraph (d) above.

      (f) Against delivery of the Offered Notes (in the form of one or more Global Notes) to Citibank, N.A London Branch, as custodian for, and registered in the name of Cede & Co. as nominee of DTC, for the account of (i) the Class A Underwriters (with respect to the Class A Offered Notes) or (ii) the Class B/C Joint Lead Underwriters (with respect to the Class B/C Offered Notes), (1) the Class A Underwriters will pay to the Class A Representatives the gross underwriting proceeds for the Class A Offered Notes and (2) the Class A Representatives (with respect to the Class A Offered Notes) and the Class B/C Joint Lead Underwriters (with respect to the Class B/C Offered Notes) will pay to or for the account of the Master Issuer the gross underwriting proceeds for the Offered Notes net of any applicable transfer taxes payable in connection with the sale of such Offered Notes. Such payment shall be made by the Class A Representatives (with respect to the Class A Offered Notes) and the Class B/C Joint Lead Underwriters (with respect to the Class B/C Offered Notes) in U.S. Dollars in immediately available funds, to the account of the Master Issuer Dollar Currency Swap Provider (being such account details of which are notified in writing to the Representatives for this purpose prior to the Issue 2006-1 Closing Date) and shall be evidenced by a confirmation from the Class A Representatives or the Class B/C Joint Lead Underwriters, as applicable, that they have so made that payment to or for the account of the Master Issuer. The Global Notes shall be made available for inspection by the Class A Representatives or the Class B/C Joint Lead Underwriters, as applicable, not later than 1:00 P.M., London time, on the London Business Day prior to the Issue 2006-1 Closing Date.

      (g) The Master Issuer acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the Master Issuer with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Master Issuer or any other person. Additionally, no Underwriter is advising the Master Issuer or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Master Issuer may consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Master Issuer with respect thereto. Any review by the Underwriters of the Master Issuer, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Master Issuer.

      2.     Selling Restrictions

      (a) United States. It is understood that several Underwriters propose to offer the Offered Notes for sale to the public in the United States as set forth in the Preliminary

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Prospectus and the Prospectus. Any Underwriters that are not U.S. registered broker dealers will offer and sell the Offered Notes in the United States only through U.S. registered broker dealers.

      (b) United Kingdom. Each of the Master Issuer, Funding 2 and Halifax and each Class A Underwriter (with respect to the Class A Offered Notes only) and each Class B/C Joint Lead Underwriter (with respect to the Class B/C Offered Notes only) severally represents and agrees that:

             (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activities (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the FSMA)) received by it in connection with the issue or sale of any Offered Notes in circumstances in which
             Section 21(1) of the FSMA does not apply to the Master Issuer; and

             (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom.

      (c) Norway. Each of the Master Issuer, Funding 2 and Halifax and each Class A Underwriter (with respect to the Class A Offered Notes only) and each Class B/C Joint Lead Underwriter (with respect to the Class B/C Offered Notes only) severally represents and agrees that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in the Kingdom of Norway any Offered Notes other than to persons who are registered with the Oslo Stock Exchange as professional investors.

      (d) Republic of Italy. Each of the Master Issuer, Funding 2 and Halifax and each Class A Underwriter (with respect to the Class A Offered Notes only) and each Class B/C Joint Lead Underwriter (with respect to the Class B/C Offered Notes only) acknowledges that the offering of the Offered Notes has not been registered with CONSOB (the Italian Securities Exchange Commission) and/or the Bank of Italy pursuant to Italian securities legislation and, accordingly, no Offered Notes may be offered, sold or delivered, nor may copies of the Prospectus or of any other document relating to the Offered Notes be distributed in the Republic of Italy, except:

             (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July 1998, as amended; or

             (ii) in circumstances which are exempt from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998 (the FINANCIAL SERVICES ACT) and
             Article 33, first paragraph, of CONSOB Regulation No. 11971 of 14 May 1999, as amended.

      Each of the Master Issuer, Funding 2 and Halifax and each Class A Underwriter (with respect to the Class A Offered Notes only) and each Class B/C Joint Lead Underwriter (with respect to the Class B/C Offered Notes only) severally represents and agrees that any offer, sale or delivery of the Offered Notes or distribution of copies of the Prospectus or any other document relating to the Offered Notes in the Republic of Italy under (i) or (ii) above must be:

      (A) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act and Legislative Decree No. 385 of 1 September 1993 (the BANKING ACT), as amended;

      (B) in compliance with Article 129 of the Banking Act and the Bank of Italy's implementation guidelines pursuant to which the issue or the offer of securities in the Republic of Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, among other things, on the aggregate value of the securities issued or offered in the Republic of Italy and their characteristics; and

      (C)    in compliance with any other applicable laws and regulations.

      (e) Sweden. Each of the Master Issuer, Funding 2 and Halifax and each Class A Underwriter (with respect to the Class A Offered Notes only) and each Class B/C Joint Lead Underwriter (with respect to the Class B/C Offered Notes only) severally represents and agrees that it will not, directly or indirectly, offer for subscription or purchase or issue invitations to subscribe for or buy Offered Notes or distribute any draft or definite document in relation to any such offer, invitation or sale except in circumstances that will not result in a requirement to prepare a prospectus or an offer to the public pursuant to the provisions of the Swedish Financial Instruments Trading Act (lag (1991:980) om handel med finansiella instrument).

      (f) The Netherlands. Each of the Master Issuer, Funding 2 and Halifax and each Class A Underwriter (with respect to the Class A Offered Notes only) and each Class B/C Joint Lead Underwriter (with respect to the Class B/C Offered Notes only) severally represents and agrees that it has not and will not, directly or indirectly, offer or sell any Offered Notes (including rights representing an interest in any Global Note) to individuals or legal entities who or which are established, domiciled or have their residence in The Netherlands (DUTCH RESIDENTS) other than to the following entities (the following such entities hereinafter referred to as PROFESSIONAL MARKET PARTIES or PMPS within the meaning of the Exemption Regulation pursuant to the Dutch Act on the Supervision of the Credit System 1992 (Vrijstellingsregeling Wtk
1992)) and provided that they acquire the Offered Notes for their own account or that of another PMP:

             (i) anyone who is subject to supervision of the Dutch Central Bank, the Dutch Authority for the Financial Markets or a supervisory authority from another member state and who is authorised to be active on the financial markets;

             (ii) anyone who otherwise performs a regulated activity on the financial markets;

             (iii) the State of the Netherlands, the Dutch Central Bank, a central government body, a central bank, Dutch regional and local governments and comparable foreign decentralised government bodies, international treaty organisations and supranational organisations;

             (iv) a company or entity which, according to its last annual (consolidated) accounts, meets at least two of the following three criteria: an average number of employees during the financial year of at least 250, a total balance sheet of at least EUR 43,000,000 and an annual net turnover of at least EUR 50,000,000;

             (v) a company or entity with its statutory seat in the Netherlands other than a company as referred to in (iv) above, which has requested the Dutch Authority for the Financial Markets to be treated as a professional market party;

             (vi) a natural person, living in the Netherlands, who has requested the Dutch Authority for the Financial Markets to be treated as a professional market party, and who meets at least two of the following three criteria: the person has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten per quarter over the previous four quarters; the size of the securities portfolio is at least EUR 500,000 and the person works or has worked for at least one year in the financial sector in a professional position which requires knowledge of securities investment;

             (vii) a company or entity whose only purpose is investing in securities;

             (viii) a company or entity whose purpose is to acquire assets and issue asset backed securities;

             (ix) an enterprise or entity with total assets of at least EUR 500,000,000 (or the equivalent thereof in another currency) as per the balance sheet as of the year end preceding the obtaining of the repayable funds;

             (x) an enterprise, entity or individual with net assets of at least EUR 10,000,000 (or the equivalent thereof in another currency) as of the year end preceding the obtaining of the repayable funds who has been active in the financial markets on average twice a month over a period of at least two consecutive years preceding the obtaining of the repayable funds;

             (xi) a subsidiary of any of the persons or entities referred to under (i) to (ix) above, provided such subsidiaries are subject to consolidated supervision; and

             (xii) an enterprise or entity which has a rating from a rating agency that, in the opinion of the Dutch Central Bank, has sufficient expertise, or which issues securities that have a rating from a rating agency that, in the opinion of the Dutch Central Bank, has sufficient expertise.

             The Offered Notes (whether or not offered to Dutch Residents) shall bear the following legend:

             THIS NOTE (OR ANY INTEREST HEREIN) MAY NOT BE OFFERED, SOLD, TRANSFERRED OR DELIVERED AS PART OF ITS INITIAL DISTRIBUTION OR AT ANY TIME THEREAFTER, DIRECTLY OR INDIRECTLY, TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS ("DUTCH RESIDENTS") OTHER THAN TO PROFESSIONAL MARKET PARTIES WITHIN THE MEANING OF THE EXEMPTION REGULATION PURSUANT TO THE DUTCH ACT ON THE SUPERVISION OF THE CREDIT SYSTEM 1992 ("PMPs").

             EACH DUTCH RESIDENT BY PURCHASING THIS NOTE (OR ANY INTEREST HEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE MASTER ISSUER THAT IT IS SUCH A PMP AND IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP.

             EACH HOLDER OF THIS NOTE (OR ANY INTEREST HEREIN), BY PURCHASING THIS NOTE (OR ANY INTEREST HEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE MASTER ISSUER THAT (1) THIS NOTE (OR ANY INTEREST HEREIN) MAY NOT BE OFFERED, SOLD, TRANSFERRED OR DELIVERED TO DUTCH RESIDENTS OTHER THAN TO A PMP ACQUIRING FOR ITS OWN ACCOUNT AND THAT (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.

      (g) Hong Kong. Each of the Master Issuer, Funding 2 and Halifax and each Class A Underwriter (with respect to the Class A Offered Notes only) and each Class B/C Joint Lead Underwriter (with respect to the Class B/C Offered Notes only) severally represents and agrees that:

             (i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Offered Notes other than (A) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); or (B) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (C) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

             (ii) it has not issued or had in its possession for the purposes of issue and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Offered Notes , which is directed at, or in the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong
      Kong) other than with respect to Offered Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571) and any rules made under that Ordinance.

      (h) Japan. Each of the Master Issuer, Funding 2 and Halifax and each Class A Underwriter (with respect to the Class A Offered Notes only) and each Class B/C Joint Lead Underwriter (with respect to the Class B/C Offered Notes only) severally represents and agrees that the Offered Notes have not been and will not be registered under the Securities and Exchange Law of Japan and it has not offered or sold and will not offer or sell any Offered Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

      (i) People's Republic of China. Each of the Master Issuer, Funding 2 and Halifax and each Class A Underwriter (with respect to the Class A Offered Notes only) and each Class B/C Joint Lead Underwriter (with respect to the Class B/C Offered Notes only) severally represents and agrees that neither it nor any of its affiliates has offered or sold or will offer or sell any of the Offered Notes in the People's Republic of China (excluding Hong Kong, Macau and Taiwan, the PRC) as part of the initial distribution of the Offered Notes.

      (j) Singapore. Each of the Master Issuer, Funding 2 and Halifax and each Class A Underwriter (with respect to the Class A Offered Notes only) and each Class B/C Joint Lead Underwriter (with respect to the Class B/C Offered Notes only) severally represents and agrees that the Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the SECURITIES AND FUTURES ACT) and, accordingly, the Offered Notes may not be offered or sold or made the subject of an invitation for subscription or purchase, nor may the Prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase, of such Offered Notes be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor or other person falling within section 274 of the Securities and Futures Act,
(ii) to a relevant person, or any person pursuant to section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in section 275 of the Securities and Futures Act or (iii) otherwise than pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

      3.     (I)    Representations and Warranties of the Master Issuer. The
Master Issuer represents and warrants to, and agrees with, the Underwriters, and each of them that:

      (a) Registration Statement and Prospectus. Funding 2 has prepared and filed with the Commission a Registration Statement on Form S-3 (No. 333-137495). The Registration Statement as amended at the time when it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including all exhibits thereto, is referred to in this Agreement as the REGISTRATION STATEMENT. The Registration Statement has been declared effective by the Commission under the Securities Act and no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been instituted or, to the best knowledge of the Master Issuer, threatened by the Commission. Funding 2 has filed with the Commission pursuant to Rule 424(b) the Preliminary Prospectus and has done so within the applicable period of time required under the Securities Act and the rules and regulations of the Commission thereunder (the RULES AND REGULATIONS). Funding 2 also proposes to, and shall, file with the Commission pursuant to Rule 424(b) under the Securities Act a prospectus supplement (together with information referred to under the caption "Static Pool Data" in Annex F therein regardless of whether it is deemed a part of the Registration Statement or Prospectus, the PROSPECTUS SUPPLEMENT) to the prospectus dated 27 September 2006 (the BASE PROSPECTUS and, as amended or supplemented to the date hereof, and as further supplemented by the prospectus supplement, the PROSPECTUS) relating to the Offered Notes and the method of distribution thereof. The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, the Preliminary Prospectus, as of its date, and the Prospectus, as of the date of the Prospectus Supplement, complied and on the Issue 2006-1 Closing Date, the Registration Statement, the Preliminary Prospectus and the Prospectus (and any amendments or supplements thereto) will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the TRUST INDENTURE ACT), and the respective rules thereunder; and the Registration Statement as of the applicable effective date as to each part of the Registration Statement and any amendment thereto pursuant to Rule 430B(f)(2) under the Securities Act, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Preliminary Prospectus (except for the omission of any pricing related information), as of its date and as of the Time of Sale, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus as of the date of the Prospectus Supplement did not, and on the Issue 2006-1 Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided in each case that the Master Issuer makes no representation and warranty with respect to any statements or omissions made: (i) in that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Note Trustee,
(ii) in reliance upon and in conformity with information relating to any Underwriter furnished to the Master Issuer in writing by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or (iii) in the documents incorporated by reference under the heading "Issuing entity swap provider" in the Preliminary Prospectus and the Prospectus. The information and statements contained in (A) the Investor Presentation Material and (B) any other marketing material relating to the Offered Notes approved by and containing information provided by the Master Issuer, Funding 2, the Mortgages Trustee or Halifax for use in the marketing of the Offered Notes, other than rating agency pre-sale reports and sales memoranda or term sheets prepared by the Underwriters for their internal use (the MARKETING MATERIALS and, together with the Investor Presentation Material, the INVESTOR INFORMATION) did not as of the Time of Sale, and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Master Issuer further represents and warrants that the Master Issuer was not, as of any date on or after which a bona fide offer (as used in Rule 164(h)(2) under the Securities Act) of the Offered Notes was made, an "ineligible issuer", as defined in Rule 405 under the Securities Act.

      (b) No Material Adverse Change. As of the date on which the public offering price of the Offered Notes was determined and (if different) as of the date of this Agreement, there has not been any material adverse change or any development involving a prospective material adverse change, in or affecting the business, prospects, management, financial or trading position, shareholders' equity or results of operations of the Master Issuer, other than as set forth in the Preliminary Prospectus, with respect to the date on which the public offering price of the Offered Notes was determined, or in the Prospectus, with respect to the date of this Agreement.

      (c) Incorporation and Good Standing. The Master Issuer has been duly incorporated and is a validly existing organization in good standing under the laws of its jurisdiction of organization, is duly qualified to do business in England and Wales and has full right, power and authority necessary to conduct its business as described in the

Prospectus, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated herein or in the Legal Agreements (a MASTER ISSUER MATERIAL ADVERSE EFFECT). The Master Issuer has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, administrator, administrative receiver or similar officer of it or of any or all of its assets or revenues.

      (d) The Notes. The Offered Notes have been duly authorized by the Master Issuer and, when duly executed, authenticated, issued and delivered as provided in the Master Issuer Trust Deed and the Master Issuer Paying Agent and Agent Bank Agreement and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Master Issuer enforceable against the Master Issuer in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (collectively, the ENFORCEABILITY EXCEPTIONS) and the Master Issuer Trust Deed has been duly qualified under the Trust Indenture Act.

      (e) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Master Issuer.

      (f) Legal Agreements. Each of the Legal Agreements to which the Master Issuer is a party will be duly authorized by the Master Issuer on or prior to the Issue 2006-1 Closing Date and when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Master Issuer enforceable against the Master Issuer in accordance with its terms, subject to the Enforceability Exceptions.

      (g) Descriptions of Legal Agreements. Each Legal Agreement conforms in all material respects to the description thereof contained in the Prospectus.

      (h) No Violation or Default. The Master Issuer is not (i) in violation of its Memorandum and Articles of Association; (ii) in default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in its Memorandum and Articles of Association or in any agreement or instrument to which the Master Issuer is a party or by which the Master Issuer is bound or to which any of the property or assets of the Master Issuer is subject; or (iii) in violation of any applicable law or statute or any judgment, decree, authorisation, order, license, rule or regulation of any court or governmental agency or any other body or person having jurisdiction over the Master Issuer, or any of its properties (MASTER ISSUER GOVERNMENTAL AUTHORITY), except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Master Issuer Material Adverse Effect.

      (i) No Conflicts with Existing Instruments. The execution, delivery and performance by the Master Issuer of each of the Legal Agreements, the issuance and sale of the Offered Notes on the terms set forth in this Agreement and compliance by the Master Issuer with the terms thereof will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Master Issuer (other than those created in, or imposed by, the Legal Agreements themselves) pursuant to, any indenture, mortgage, trust deed, loan agreement or other agreement or instrument to which the Master Issuer is a party or by which the Master Issuer is bound or to which any of the property or assets of the Master Issuer is subject, (ii) result in any violation of the provisions of the Memorandum and Articles of Association of the Master Issuer or (iii) result in the violation of any applicable law or statute or any judgment, decree, license, authorisation, rule, notification, order or regulation of any Master Issuer Governmental Authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Master Issuer Material Adverse Effect.

      (j) No Consents Required. No consent, license, notification, approval, authorization, order, registration or qualification of or with any Master Issuer Governmental Authority is required for the execution, delivery and performance by the Master Issuer of each of the Legal Agreements, the issuance and sale of the Offered Notes and compliance by the Master Issuer with the terms thereof and the consummation of the transactions contemplated by the Legal Agreements, except for (i) the registration of the Offered Notes under the Securities Act, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities, Blue Sky or similar laws in connection with the purchase and distribution of the Class A Offered Notes by the Class A Underwriters and of the Class B/C Offered Notes by the Class B/C Joint Lead Underwriters and (ii) those which have been, or will prior to the Issue 2006-1 Closing Date be taken, fulfilled or done, and which are, or will on the Issue 2006-1 Closing Date be, in full force and effect, other than registration required under Section 395 of the UK Companies Act 1985.

      (k) Legal Proceedings. Except as described in the Prospectus, there are no legal, arbitration, governmental or regulatory investigations, actions, suits or proceedings pending to which the Master Issuer is a party or to which any property of the Master Issuer is the subject that, individually or in the aggregate, if determined adversely to the Master Issuer, could reasonably be expected to have a Master Issuer Material Adverse Effect; to the best knowledge of the Master Issuer, no such investigations, actions, suits or proceedings are threatened by any Master Issuer Governmental Authority or threatened by others.

      (l) Investment Company Act. The Master Issuer is not and, after giving effect to the offering and sale of the Offered Notes and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the INVESTMENT COMPANY
ACT).

      (m) Representations in Legal Agreements. The representations and warranties of the Master Issuer contained in the Legal Agreements are true and correct in all material respects.

      (n)    Taxation. Save as described in the legal opinions referred to in
Section 5(g) of this Agreement, no stamp or other similar duty is assessable or payable in the United Kingdom, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind in connection with the authorization, execution or delivery of the Legal Agreements or with the authorization, issue, sale or delivery of the Notes and (except as disclosed in the Prospectus) the performance of the Master Issuer's, Funding 2's and/or, as the case may be, the Mortgages Trustee's obligations under the Legal Agreements and the Notes. This warranty does not apply to any United Kingdom corporation tax which may be levied, collected, withheld or assessed in connection with the authorization, execution or delivery of the Legal Agreements or with the authorization, issue, sale or delivery of the Notes.

      (o) Events of Default. No event has occurred or circumstance arisen which, had the Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default as set out in the Conditions of the Notes.

      (p) No Subsidiaries. The Master Issuer has no subsidiaries or subsidiary undertakings within the meanings of Sections 258 and 736 of the UK Companies Act 1985.

      (q) No Activities. The Master Issuer has not engaged in any activities since its incorporation other than (i) those incidental to any registration or re-registration as a public limited company under the UK Companies Acts 1985 and 1989 and various changes to its name, directors, secretary, registered office, Memorandum and Articles of Association; (ii) the authorization, execution and, in certain cases, amendment of the Legal Agreements to which it is a party; (iii) the activities referred to or contemplated in the Legal Agreements to which it is a party or in the Prospectus and (iv) the authorization and issue by it of the Notes. The Master Issuer has not (other than as set out in the Prospectus) prepared any accounts and has neither paid any dividends nor made any distributions since the date of its incorporation.

      (r) .Prospectus Rules. The Prospectus (combined with the related United Kingdom supplement) has been (i) approved by the UK Listing Authority as an approved prospectus for the purposes of Section 85(2) of the FSMA and the Prospectus Rules made under Part VI of the FSMA (the PROSPECTUS RULES) and (ii) published and made available to the public in accordance with the Prospectus Rules.

      (s) No Prior Security. Save as set out in any of the Legal Agreements, there exists no mortgage, lien, pledge, assignation or other charge on or over the assets of the Master Issuer and, other than the Legal Agreements, the Master Issuer has not entered into any indenture or trust deed.

      (t) Security for the Notes. Without prejudice to the Reservations as to matters of English law only in the Allen & Overy LLP legal opinion and Scots law only in the Shepherd + Wedderburn legal opinion as to the enforcement of security (and, for the avoidance of doubt, excluding from such Reservations the factual assumptions on which they are made (including the assumptions as to the solvency of the Master Issuer)), which Reservations the Master Issuer represents are not material in the context of the Transaction (except to the extent disclosed in the Prospectus), but subject to Reservations 4 and 6 of the Allen & Overy LLP legal opinion, the Master Issuer has created the following security interests in the Master Issuer Deed of Charge: (i) an assignment by way of first fixed security of the Master Issuer's right, title, interest and benefit in the Master Intercompany Loan Agreement, the Swap Agreements, the Funding 2 Deed of Charge, the Master Issuer Trust Deed, the Master Issuer Paying Agent and Agent Bank Agreement, the Master Issuer Cash Management Agreement, the Master Issuer Corporate Services Agreement, the Master Issuer Bank Account Agreement, the Master Issuer Post-Enforcement Call Option Agreement and any other of the Legal Agreements to which the Master Issuer is a party; (ii) an assignment by way of first ranking fixed charge (which may take effect as a floating charge) over the Master Issuer Bank Accounts; (iii) a first ranking fixed charge (which may take effect as a floating charge) over the Master Issuer's right, title, interest and benefit to any authorized investments made with moneys standing to the credit of any of the Master Issuer Bank Accounts; and (iv) a first floating charge over the whole of the assets and undertaking of the Master Issuer which are not otherwise effectively subject to any fixed charge or assignment by way of security but extending over all of the Master Issuer's Scottish assets.

      (u) Capitalization. The authorized capital of the Master Issuer is as set out in the Prospectus.

      (v) United States Income Tax. The Master Issuer has not engaged in any activities in the United States (directly or through agents), derived any income from United States sources as determined under the U.S. Internal Revenue Code of 1986, as amended (the CODE), and has not held nor currently holds any property which would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under the Code.

      (w) Financial Condition. Since the date of incorporation of the Master Issuer, there has been no change (nor any development or event involving a prospective change of which the Master Issuer is, or might reasonably be expected to be, aware) which is materially adverse to the condition (financial or other), prospects, results of operations or general affairs of the Master Issuer.

      (II) Representations and Warranties of Funding 2 and the Mortgages Trustee. Each of Funding 2 and the Mortgages Trustee severally represents and warrants (in respect of itself only) to, and agrees with, the Underwriters, and each of them that:

      (a) Registration Statement and Prospectus. Funding 2 has filed with the Commission the Registration Statement. The Registration Statement has been declared effective by the Commission under the Securities Act and no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been instituted or, to the best knowledge of Funding 2, threatened by the Commission. Funding 2 has filed with the Commission pursuant to Rule 424(b) the Preliminary Prospectus and has done so within the applicable period of time required under the Securities Act and the Rules and Regulations; and Funding 2 also proposes to, and shall, file with the Commission pursuant to Rule 424(b) under the Securities Act the Prospectus relating to the Offered Notes and the method of distribution thereof. The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, the Preliminary Prospectus, as of its date, and the Prospectus, as of the date of the Prospectus Supplement, complied and on the Issue 2006-1 Closing Date, the Registration Statement, the Preliminary Prospectus and the Prospectus (and any amendments or supplements thereto), will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; the Registration Statement, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto pursuant to Rule 430B(f)(2) under the Securities Act, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Preliminary Prospectus (except for the omission of any pricing related information), as of its date and as of the Time of Sale, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus, as of the date of the Prospectus Supplement, did not, and on the Issue 2006-1 Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided in each case that Funding 2 and the Mortgages Trustee make no representation and warranty with respect to any statements or omissions made: (i) in that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Note Trustee, (ii) in reliance upon and in conformity with information relating to any Underwriter furnished to the Master Issuer in writing by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or (iii) in the documents incorporated by reference under the heading "Issuing entity swap provider" in the Preliminary Prospectus and the Prospectus; and the conditions to the use by Funding 2 of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied. The Investor Information did not, as of the Time of Sale and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (b) No Material Adverse Change. As of the date on which the public offering price of Offered Notes was determined and (if different) as of the date of this Agreement, there has not been any material adverse change or any development involving a prospective material adverse change, in or affecting the business, prospects, management, financial position, shareholders' equity or results of operations of either Funding 2 or the Mortgages Trustee, other than as set forth in the Preliminary Prospectus, with respect to the date on which the public offering price of the Offered Notes was determined, or in the Prospectus, with respect to the date of this Agreement.

      (c) Incorporation and Good Standing. Each of Funding 2 and the Mortgages Trustee has been duly incorporated and is a validly existing organization in good standing under the laws of its jurisdiction of organization, is duly qualified to do business in England and Wales (with respect to Funding 2) and Jersey (with respect to the Mortgages Trustee) and has full right, power and authority necessary to conduct its business as described in the Prospectus, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated herein or in the Legal Agreements (a FUNDING 2 MATERIAL ADVERSE EFFECT or a MORTGAGES TRUSTEE MATERIAL ADVERSE EFFECT, as the case may be). Neither has taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, administrator, administrative receiver or similar officer of it or of any or all of its assets or revenues.

      (d) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of Funding 2 and the Mortgages Trustee.

      (e) Legal Agreements. Each of the Legal Agreements to which Funding 1 or the Mortgages Trustee is a party will be duly authorized by each of Funding 2 and the Mortgage Trustee on or prior to the Issue 2006-1 Closing Date and when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of Funding 2 or the Mortgages Trustee, as the case may be, enforceable against Funding 2 or the Mortgages Trustee, as the case may be, in accordance with its terms, subject to the Enforceability Exceptions.

      (f) Descriptions of Legal Agreements. Each Legal Agreement to which Funding 2 or the Mortgages Trustee is a party conforms in all material respects to the description thereof contained in the Prospectus.

      (g) No Violation or Default. Neither Funding 2 nor the Mortgages Trustee is (i) in violation of its Memorandum and Articles of Association or similar organizational documents; (ii) in default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in its Memorandum and Articles of Association or in any other agreement or instrument to which Funding 2 or the Mortgages Trustee, as the case may be, is a party or by which Funding 2 or the Mortgages Trustee, as the case may be, is bound or to which any of the property or assets of Funding 1 or the Mortgages Trustee, as the case may be, is subject; or (iii) in violation of any applicable law or statute or any judgment, decree, order, authorisation, license, rule or regulation of any court or governmental agency or any other body or person having jurisdiction over Funding 1 or the Mortgages Trustee, as the case may be, or any of its properties (FUNDING 2 GOVERNMENTAL AUTHORITY or MORTGAGES TRUSTEE GOVERNMENTAL AUTHORITY, as the case may be), except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Funding 2 Material Adverse Effect or a Mortgages Trustee Material Adverse Effect, as the case may be.

      (h) No Conflicts with Existing Instruments. The execution, delivery and performance by each of Funding 2 and the Mortgages Trustee of each of the Legal Agreements to which each is a party and compliance by each of them with the terms thereof will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Funding 2 or the Mortgages Trustee (other than those created in, or imposed by, the Legal Agreements themselves), as the case may be, pursuant to, any indenture, mortgage, trust deed, loan agreement or other agreement or instrument to which Funding 2 or the Mortgages Trustee, as the case may be, is a party or by which Funding 2 or the Mortgages Trustee, as the case may be, is bound or to which any of the property or assets of Funding 2 or the Mortgages Trustee, as the case may be, is subject, (ii) result in any violation of the provisions of the Memorandum and Articles of Association of Funding 2 or the Mortgages Trustee, as the case may be, or (iii) result in the violation of any applicable law or statute or any judgment, decree, license, authorisation, rule, notification, order or regulation of any Funding 2 Governmental Authority or Mortgages Trustee Governmental Authority, as the case may be, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Funding 2 Material Adverse Effect or a Mortgages Trustee Material Adverse Effect, as the case may be.

      (i) No Consents Required. No consent, license, notification, approval, authorization, order, registration or qualification of or with any Funding 2 Governmental Authority or Mortgages Trustee Governmental Authority, as the case may be, is required for the execution, delivery and performance by Funding 2 or the Mortgages Trustee of each of the Legal Agreements and compliance by Funding 2 or the Mortgages Trustee, as the case may be, with the terms thereof and of the Notes and the consummation of the transactions contemplated by the Legal Agreements, except for (i) the registration of the Offered Notes under the Securities Act, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities Blue Sky or similar laws in connection with the purchase and distribution of the Class A Offered Notes by the Class A Underwriters and of the Class B/C Offered Notes by the Class B/C Joint Lead Underwriters and (ii) those which have been, or will prior to the Issue 2006-1 Closing Date be, taken, fulfilled or done, and which are, or will on the Issue 2006-1 Closing Date be, in full force and effect, other than registration under Section 395 of the UK Companies Act 1985.

      (j) Legal Proceedings. Except as described in the Prospectus, there are no legal, arbitration, governmental or regulatory investigations, actions, suits or proceedings pending to which either Funding 2 or the Mortgages Trustee is a party or to which any property of either Funding 2 or the Mortgages Trustee is the subject that, individually or in the aggregate, if determined adversely to either Funding 2 or the Mortgages Trustee, as the case may be, could reasonably be expected to have a Funding 2 Material Adverse Effect or a Mortgages Trustee Material Adverse Effect, as the case may be; to the best knowledge of Funding 2 or the Mortgages Trustee, as the case may be, no such investigations, actions, suits or proceedings are threatened by any Funding 2 Governmental Authority or Mortgages Trustee Governmental Authority, as the case may be, or threatened by others.

      (k) Investment Company Act. Neither Funding 2 nor the Mortgages Trustee is and, after giving effect to the offering and sale of the Offered Notes and the application of the proceeds thereof as described in the Prospectus, will be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act.

      (l) Representations in Legal Agreements. The representations and warranties of each of Funding 2 and the Mortgages Trustee contained in the Legal Agreements are true and correct in all material respects.

      (m) Events of Default. With respect to Funding 2, no event has occurred or circumstance arisen which, had the Master Intercompany Loan Agreement already been entered into, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default as set out in the Master Intercompany Loan Agreement.

      (n) No Subsidiaries. Neither Funding 2 nor the Mortgages Trustee has any subsidiaries or subsidiary undertakings within the meanings of Sections 258 and 736 of the Companies Act 1985.

      (o) No Activities. Neither Funding 2 nor the Mortgages Trustee has engaged in any activities since its incorporation other than (i) those incidental to any registration or re-registration as private limited companies under the laws of England and Wales (with respect to Funding 2) and Jersey (with respect to the Mortgages Trustee) and (if any) various changes to its name, directors, secretary, registered office, Memorandum and Articles of Association; (ii) the authorization, execution and, in certain cases, amendment of the Legal Agreements to which it is a party; (iii) the activities referred to or contemplated in the Legal Agreements to which it is a party or in the Prospectus; (iv) the activities undertaken in connection with the establishment of the Mortgages Trust pursuant to the Mortgages Trust Deed, the issue of notes by Permanent Financing (No. 1) PLC, the issue of notes by Permanent Financing (No. 2) PLC, the issue of notes by Permanent Financing (No. 3) PLC, the issue of notes by Permanent Financing (No. 4) PLC, the issue of notes by Permanent Financing (No. 5) PLC, the issue of notes by Permanent Financing (No. 6) PLC, the issue of notes by Permanent Financing (No. 7) PLC, the issue of notes by Permanent Financing (No.
8) PLC, the issue of notes by Permanent Financing (No. 9) PLC (together, the FUNDING 1 ISSUERS) and the issue of the Notes by the Master Issuer; (v) the filing of notification as a "data controller" by the Mortgages Trustee and Funding 2 under the Data Protection Act 1998 (the DPA), the registration of the Mortgages Trustee as a data user under the Data Protection (Jersey) Law 2005 and the application by the Mortgages Trustee for a standard license under the Consumer Credit Act 1974 (the CCA); and (vi) any activities in connection with or incidental to the issue of notes by the Funding 1 Issuers and the issue of the Notes by the Master Issuer. Neither Funding 2 nor the Mortgages Trustee has prepared any accounts and has neither paid any dividends nor made any distributions since the date of its incorporation other than (i) an interim dividend paid by the Mortgages Trustee to the trustee of the Permanent Mortgages Charitable Trust on 17 August 2004 for the year ended 31 December 2004, which was hence distributed to four charities on 18 August 2004, (ii) an interim dividend paid by the Mortgages Trustee to the trustee of the Permanent Mortgages Charitable Trust on 19 January 2006 for the year ending 31 December 2006, which was hence distributed to one charity on 19 January 2006 and (iii) an interim dividend paid by the Mortgages Trustee to the trustee of the Permanent Mortgages Charitable Trust on 30 May 2006 for the year ending 31 December 2006, which was hence distributed to one charity on 30 May 2006.

      (p) No Prior Security. Save as set out in any of the Legal Agreements, there exists no mortgage, lien, pledge, assignation, or other charge on or over the assets of Funding 2 and, other than the Legal Agreements, Funding 2 has not entered into any indenture or trust deed.

      (q) Security for the Loan Tranches. Without prejudice to the Reservations as to matters of English law only in the Allen & Overy LLP legal opinion and Scots law only in the Shepherd + Wedderburn legal opinion as to the enforcement of security (and, for the avoidance of doubt, excluding from such Reservations the factual assumptions on which they are made (including the assumptions as to the solvency of Funding 2)), which Reservations Funding 2 represents are not material in the context of the Transaction (except to the extent disclosed in the Prospectus), but subject to Reservations 4 and 6 of the Allen & Overy LLP legal opinion, Funding 2 has created the following security interests in the Funding 2 Deed of Charge: (i) an assignment by way of first fixed security (which may take effect as a floating charge) of Funding 2's share of the Trust Property (as defined in the Mortgages Trust Deed); (ii) an assignment by way of first fixed security of all of Funding 2's right, title, interest and benefit in the Mortgage Sale Agreement, the Mortgages Trust Deed, the Servicing Agreement, the Master Intercompany Loan Agreement, the Funding 2 Start-up Loan Agreement, the Funding 2 Guaranteed Investment Contract, the Corporate Services Agreement, the Cash Management Agreement, the Bank Account Agreement and any other of the Legal Agreements to which Funding 2 is a party;
(iii) an assignment by way of first ranking fixed security (which may take effect as a floating charge) over Funding 2's right, title, interest and benefit in the Funding 2 Bank Accounts; (iv) a first ranking fixed charge (which may take effect as a floating charge) of Funding 2's right, title, interest and benefit in all Authorized Investments purchased with moneys standing to the credit of the Funding 2 Bank Accounts; and (v) a first floating charge over all the assets and the undertaking of Funding 2 which are not effectively subject to a fixed charge or assignment by way of security, but extending over all of Funding 2's Scottish assets.

      (r) Capitalization. The authorized capital of each of Funding 2 and the Mortgages Trustee is as set out in the Prospectus.

      (s) United States Income Tax. Neither Funding 2 nor the Mortgages Trustee has engaged in any activities in the United States (directly or through agents), derived any income from United States sources as determined under the Code, and has held nor currently holds any property which would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under the Code.

      (t) Beneficial Owner. (i) The Mortgages Trustee holds and will continue to hold the equitable title to the English Portfolio (excluding Loans and Related Security which have been redeemed or which, in accordance with the Mortgage Sale Agreement, have been re-assigned to the Seller since the relevant Assignment Date) on a bare trust for the benefit of Funding 1, Halifax and, from the Programme Date, Funding 2 as tenants in common absolutely; and (ii) the Mortgages Trustee is the sole beneficiary of the Scottish Trust Property as defined in and in terms of the relevant Scottish Declaration of Trust and holds and will continue to hold all the rights and interest of the sole beneficiary thereunder on a bare trust for the benefit of Funding 1, Halifax and, from the Programme Date, Funding 2 as beneficial tenants in common absolutely upon the terms of the relevant Scottish Declaration of Trust and the Mortgages Trust Deed.

             (III) Representations and Warranties of Halifax. Halifax represents and warrants to, and agrees with, the Underwriters, and each of them that:

      (a) Registration Statement and Prospectus. The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, and the Prospectus, as of the date of the Prospectus Supplement, complied and on the Issue 2006-1 Closing Date, the Registration Statement, the Preliminary Prospectus, as of its date, and the Prospectus (and any amendments or supplements thereto), will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; the Registration Statement, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto pursuant to Rule 430B(f)(2) under the Securities Act, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Preliminary Prospectus (except for the omission of any pricing related information), as of its date and as of the Time of Sale, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus did not, and on the Issue 2006-1 Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided in each case that Halifax makes no representation and warranty with respect to any statements or omissions made: (i) in that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Note Trustee,
(ii) in reliance upon and in conformity with information relating to any Underwriter furnished to the Master Issuer in writing by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto and (iii) in the documents incorporated by reference under the heading "Issuing entity swap provider" in the Preliminary Prospectus and the Prospectus. The documents incorporated by reference in the Preliminary

Prospectus and the Prospectus, when they were filed with the Commission under the Exchange Act, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; provided, however, that Halifax makes no representation, warranty or agreement as to the documents incorporated by reference under the heading "Issuing entity swap provider" in the Preliminary Prospectus and the Prospectus. The Investor Information did not, as of the Time of Sale and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (b) Organization and Good Standing. Halifax has been duly organized and is a validly existing organization in good standing under the laws of its jurisdiction of organization, is duly qualified to do business in England and Wales and has full right, power and authority necessary to conduct its business as described in the Prospectus, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated herein or in the Legal Agreements (a HALIFAX MATERIAL ADVERSE EFFECT). Halifax has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization (other than any solvent reorganization, including that arising from the unification of the banking licences held by members of the Halifax group) or for the appointment of a receiver, administrator, administrative receiver or similar officer of it or of any or all of its assets or revenues.

      (c) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by Halifax.

      (d) Legal Agreements. Each of the other Legal Agreements to which Halifax is a party will be duly authorized by Halifax on or prior to the Issue 2006-1 Closing Date and on the Issue 2006-1 Closing Date will constitute valid and legally binding obligations of Halifax enforceable against Halifax in accordance with their terms, subject to the Enforceability Exceptions.

      (e) No Conflicts with Existing Instruments. The execution, delivery and performance by Halifax of this Agreement and the other Legal Agreements to which Halifax is a party and compliance by Halifax with the terms hereof and thereof will not, and each assignment of the English Loans and their Related Security and each Scottish Declaration of Trust in respect of the Scottish Loans and their Related Security did not upon the relevant Assignment Date, (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, security or encumbrance upon any property or assets of Halifax (other than those created in, or imposed by, the Legal Agreements themselves) pursuant to, any indenture, mortgage, trust deed, loan agreement or other agreement or instrument to which Halifax is a party or by which Halifax is bound or to which any of the property or assets of Halifax is subject, (ii) result in any violation of the provisions of the Memorandum and Articles of Association of Halifax or (iii) result in the violation of any applicable law or statute or any judgment, license, authorisation, rule, notification, decree, order or regulation of any court or governmental agency or any other body or person having jurisdiction over Halifax or any of its properties (HALIFAX GOVERNMENTAL AUTHORITY), except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Halifax Material Adverse Effect.

      (f) All Consents Obtained. All consents, approvals, authorizations, licenses, notifications, orders, registrations and qualifications of all Halifax Governmental Authorities required by Halifax for or in connection with the execution, delivery and performance by Halifax of this Agreement and the other Legal Agreements to which it is, or will be, on or prior to the Issue 2006-1 Closing Date, a party, have been obtained and are in full force and effect, including, without limitation, all relevant authorisations under the FSMA, the receipt of a standard license under the Consumer Credit Act 1974 and registration under the DPA.

      (g) Legal Proceedings. There are no legal, arbitration, governmental or regulatory investigations, actions, suits or proceedings pending to which Halifax is a party or to which any property of Halifax is the subject that, individually or in the aggregate, if determined adversely to Halifax, could reasonably be expected to have a material and adverse affect on (i) Halifax's performance of its obligations under, or the validity of, this Agreement or
(ii) Halifax's title to the Related Security or the value of any security therefor or Halifax's right (in so far as it relates to English Loans) to assign such Related Security and such English Loans to the Mortgages Trustee or (in so far as it relates to Scottish Loans) to assign or to create a trust under the relevant Scottish Declaration of Trust in respect of any such Related Security and such Scottish Loans in favour of the Mortgages Trustee, and to the best knowledge of Halifax and save as already disclosed in the Prospectus, no such investigations, actions, suits or proceedings are threatened by any Halifax Governmental Authority or threatened by others.

      (h) Beneficial Owner. (i) The Mortgages Trustee holds and will continue to hold the equitable title to the English Portfolio (excluding Loans and Related Security which have been redeemed or which, in accordance with the Mortgage Sale Agreement, have been re-assigned to the Seller since the relevant Assignment Date) on a bare trust for the benefit of Funding 1, Halifax and, from the Programme Date, Funding 2 as tenants in common absolutely; (ii) the Mortgages Trustee is the sole beneficiary of the Scottish Trust Property as defined in and in terms of the relevant Scottish Declaration of Trust and holds and will continue to hold all the rights and interest of the sole beneficiary thereunder on a bare trust for the benefit of Funding 1, Halifax and, from the Programme Date, Funding 2 as beneficial tenants in common absolutely upon the terms of the relevant Scottish Declaration of Trust and the Mortgages Trust Deed; and (iii) Halifax is the sole holder of all right, title and interest in respect of the Scottish Portfolio (excluding Loans and Related Security which were comprised in the Scottish Portfolio but which have been redeemed or which, in accordance with the Mortgage Sale Agreement, have been released from the relevant Scottish Declaration of Trust since the relevant Assignment Date) and holds such right, title and interest as sole trustee on and subject to the relevant Scottish Declaration of Trust on trust for the benefit of the Mortgages Trustee absolutely.

      (i) Representations in Legal Agreements. The representations and warranties given by Halifax in the Mortgage Sale Agreement to which is it is a party are true and accurate in all material respects as when stated to be made.

      4. Further Agreements of the Master Issuer, Funding 2, the Mortgages Trustee and Halifax. The Master Issuer and, where expressly provided, Funding 2, the Mortgages

Trustee and Halifax severally covenants to, and agrees each for itself with, the Underwriters and each of them that:

      (a) Filing of Prospectus. Funding 2 will file the final Prospectus (including any amendments or supplements thereto) with the Commission within the time periods specified by Rule 424(b) under the Securities Act; and the Master Issuer will furnish copies of the Prospectus (including any amendments or supplements thereto made on or before the date of this Agreement) to the Underwriters in London prior to 10:00 A.M., London time, on the business day next succeeding the date of this Agreement (or such other time as agreed between the Master Issuer and the Representatives) in such quantities as the Representatives may reasonably request.

      (b) Delivery of Copies. The Master Issuer will deliver (i) to the Representatives, one copy of the Registration Statement as originally filed and each amendment thereto (including any post-effective amendment to the Registration Statement), in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto made on or before the date of this Agreement) as the Representatives may reasonably request. As used herein, the term PROSPECTUS DELIVERY PERIOD means such period of time after the first date of the public offering of the Offered Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Notes is required by law to be delivered in connection with sales of the Offered Notes by any Underwriter or dealer.

      (c) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus prior to the Issue 2006-1 Closing Date, the Master Issuer, Funding 2 and the Mortgages Trustee will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representatives reasonably object.

      (d) Commission Filings. Funding 2 will file, in a timely manner, with the Commission during the Prospectus Delivery Period, all documents (and any amendments to previously filed documents) required to be filed by them pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder, provided that Funding 2 will not file any such document or amendment unless Funding 2 has furnished the Representatives with copies for their review prior to filing and none of them will file any such proposed document or amendment until the Underwriters have been consulted and given a reasonable opportunity to comment on such document or amendment.

      (e) Notice to the Representatives. During the Prospectus Delivery Period, the Master Issuer will, and if the Master Issuer fails to do so, Halifax shall, advise the Representatives promptly, and confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective; (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iii) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the

Prospectus or the initiation or threatening of any proceeding for that purpose or of any challenge to the accuracy or adequacy of any document incorporated by reference in the Prospectus; (iv) of any downgrading in the rating of any debt securities of Halifax by Moody's Investors Service (MOODY'S) or Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. (STANDARD & POOR'S) or Fitch Ratings Ltd. (FITCH) or if any such organization shall have informed Halifax or HBOS plc or made any public announcement that any such organization has under surveillance or review its rating of any debt securities of Halifax (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating) as soon as such announcement is made or Halifax is informed; and (v) of the receipt by the Master Issuer of any notice with respect to any suspension of the qualification of the Offered Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Master Issuer will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or suspending any such qualification of the Offered Notes and, if issued, will obtain as soon as possible the withdrawal thereof.

      (f) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur as a result of which it is necessary to amend or supplement the Prospectus such that the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a potential purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with US law, the Master Issuer will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (d) above, file with the Commission and furnish to the Underwriters, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a potential purchaser, be misleading or so that the Prospectus will comply with US law. In addition, Funding 2 shall use its best efforts to prevent the issuance of any stop order and if, during the Prospectus Delivery Period, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, Funding 2 shall make every reasonable effort to obtain the lifting of that order at the earliest possible time.

      (g) Blue Sky Compliance. The Master Issuer will cooperate with the Class A Underwriters (with respect to the Class A Offered Notes) and the Class B/C Joint Lead Underwriters (with respect to the Class B/C Offered Notes) to qualify the Offered Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the applicable Representatives shall reasonably request and will continue such qualifications in effect so long as may be reasonably required for distribution of the Offered Notes and to file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Notes have been qualified as above; provided that the Master Issuer shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in such jurisdiction or take any other action that would subject it to service of process in suits in any jurisdiction, other than those arising out of the offering or sale of the Offered Notes in such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

      (h) Use of Proceeds. The Master Issuer will apply the gross proceeds from the sale of the Offered Notes as described in the Prospectus.

      (i) Copies of Reports. So long as the Class A Offered Notes are outstanding, the Master Issuer shall furnish to each Class A Underwriter (i) copies of each amendment to any of the Legal Agreements, and (ii) copies of all reports or other communications (financial or other) furnished to holders of the Class A Offered Notes, and copies of any reports and financial statements furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange. So long as the Class B/C Offered Notes are outstanding, the Master Issuer shall furnish to each Class B/C Joint Lead Underwriter (i) copies of each amendment to any of the Legal Agreements, and (ii) copies of all reports or other communications (financial or other) furnished to holders of the Class B/C Offered Notes, and copies of any reports and financial statements furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange.

      (j) Rating Agencies. To the extent, if any, that the ratings provided with respect to the Offered Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Master Issuer, the Master Issuer shall use its best efforts to furnish such documents and take any other such action.

      (k) Notify Change. Each of the Master Issuer, the Mortgages Trustee, Funding 2 and Halifax, as the case may be, will notify the Underwriters promptly of any change affecting any of their respective representations, warranties, covenants, agreements or indemnities in this Agreement at any time prior to payment of the net underwriting proceeds for the Notes being made to the Master Issuer on the Issue 2006-1 Closing Date and will take such steps as may be reasonably requested by the Representatives to remedy and/or publicize the same.

      (l) Official Announcements. Between the date of this Agreement and the Issue 2006-1 Closing Date (both dates inclusive) none of Halifax, the Master Issuer, Funding 2 or the Mortgages Trustee will, without the prior approval of the Representatives on behalf of the Underwriters (such approval not to be unreasonably withheld or delayed), make any official announcement which would have a material adverse effect on the marketability of the Notes (other than an official announcement which may be required by law or regulation); provided that reasonable notice of the substance of any such official announcement which may be required by law or regulation and which may have a material adverse effect on the marketability of the Offered Notes shall be given to the Representatives as soon as practicable.

      (m)    Stamp Duty.

             (i) The Master Issuer will pay any stamp duty, issue, registration, documentary or other taxes of a similar nature and duties that it is required to pay under the Legal Agreements to which it is a party payable in the United Kingdom, Belgium, Luxembourg or the United States, including interest and penalties in connection with the creation, issue, distribution and offering of the Notes or in connection with the execution, delivery or enforcement of any of the Legal Agreements to which it is a party together with any value added, turnover or similar tax payable in respect of that amount (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it);

             (ii) Funding 2 will pay any stamp duty, issue, registration, documentary or other taxes of a similar nature and duties that it is required to pay under the Legal Agreements to which it is a party payable in the United Kingdom or the United States, including interest and penalties in connection with the execution, delivery or enforcement of any of the Legal Agreements to which it is a party (other than in respect of the execution, delivery or enforcement of the Mortgages Trust Deed and any Legal Agreement to which the Master Issuer is a party) together with any value added, turnover or similar tax payable in respect of that amount (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it); and

             (iii) The Mortgages Trustee will pay any stamp duty, issue, registration, documentary or other taxes of a similar nature and duties that it is required to pay under the Legal Agreements to which it is a party payable in the United Kingdom, the Channel Islands or the United States, including interest and penalties in connection with the execution, delivery or enforcement of the Mortgages Trust Deed (including any amendment thereto) and the Mortgage Sale Agreement (including any amendment thereto) (together with any value added, turnover or similar tax payable in respect of that amount (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it)) but will be promptly reimbursed an amount equal to any such payments by the Beneficiaries in accordance with the terms of the Mortgages Trust Deed.

             (iv) For the avoidance of doubt, if Funding 2 or the Mortgages Trustee discharges its obligations to pay any stamp duty, issue, registration, documentary or other taxes of a similar nature and duties payable in the United Kingdom, the Channel Islands or the United States, including interest and penalties in each case as described above (together, the RELEVANT TAXES), at any time while amounts are outstanding in respect of the notes issued by the Master Issuer, then Funding 2 and/or (as applicable) the Mortgages Trustee will not be obliged to pay such relevant taxes multiple times (in respect of the same obligation), in order to meet its obligations under (1) the underwriting agreements and subscription agreements relating to the Master Issuer and (2) paragraphs (ii) and/or (iii) (as applicable) above.

      (n) United States Income Tax. Neither the Master Issuer, Funding 2 nor the Mortgages Trustee will engage in any activities in the United States (directly or through agents), nor derive any income from United States sources as determined under the Code nor hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under the Code.

      (o)    Payment of Fees, Charges, Costs and Duties.

             (i) Without prejudice to the generality of Section 11, the Master Issuer will pay all and any fees, charges, costs and duties and any stamp and other similar taxes or duties that it is required to pay under the Legal Agreements to which it is a party, including interest and penalties, arising from or in connection with the creation of the security for the Notes and the obligations of the Master Issuer under the Master Issuer Trust Deed and for the other amounts to be secured as contemplated by the Master Issuer Deed of Charge and the perfection of such security at any time;

             (ii) Without prejudice to the generality of Section 11, Funding 2 will pay all and any fees, charges, costs and duties and any stamp and other similar taxes or duties that it is required to pay under the Legal Agreements to which it is a party, including interest and penalties, arising from or in connection with the creation of the security for a Loan Tranche and for the other amounts to be secured as contemplated by the Funding 2 Deed of Charge and the perfection of such security at any time; and

             (iii) Without prejudice to the generality of Section 11, the Mortgages Trustee will pay all and any fees, charges, costs and duties and any stamp and other similar taxes or duties that it is required to pay under the Legal Agreements to which it is a party, including interest and penalties, arising from or in connection with the purchase of the Related Security (and related property and rights) excluding The Land Registry, General Register of Sasines or Land Register of Scotland fees (it being agreed that registration or recording at The Land Registry or the General Register of Sasines or the Land Register of Scotland of the transfer of the Related Security to the Mortgages Trustee will not be applied for except in the circumstances specified in the Servicing Agreement), but on the basis that the Mortgages Trustee will be reimbursed such fees, charges, costs and duties and any stamp and other similar taxes or duties (including interest and penalties) by the Beneficiaries pursuant to the terms of the Mortgages Trust Deed;

      (p) Perform all required actions. On or prior to the Issue 2006-1 Closing Date, each of Halifax, the Master Issuer, Funding 2 and the Mortgages Trustee will do all things reasonably within each of their respective powers and required of each of them on such date under the terms of the Legal Agreements to which each is a party.

      (q) Review of Related Security. Halifax will deliver to the Representatives on the date of this Agreement a letter (relating to its review of the Related Security) dated the date of this Agreement in the agreed form addressed to Halifax and the Underwriters from KPMG.

      (r) Conditions Precedent. The Master Issuer will use all reasonable endeavours to procure satisfaction on or before the Issue 2006-1 Closing Date of the conditions referred to in Section 5 of this Agreement.

      (s) Servicing Agreement. The Master Issuer, Funding 2 and the Mortgages Trustee will use all reasonable endeavours to procure that Halifax complies with its obligations under the Servicing Agreement.

      (t)    Charges and Security Interests.

             (i) The Master Issuer will procure that each of the charges and other security interests created by or contained in the Master Issuer Deed of Charge is registered within all applicable time limits in all appropriate registers; and

             (ii) Funding 2 will procure that each of the charges and other security interests created by or contained in the Funding 2 Deed of Charge is registered within all applicable time limits in all appropriate registers.

      (u) Ratings. None of Halifax, the Master Issuer, Funding 2 or the Mortgages Trustee will take, or cause to be taken, any action and none of them will permit any action to be taken which it knows or has reason to believe would result in the Notes not being assigned on the Issue 2006-1 Closing Date an "F?1+" rating for the Series 1 Class A Notes, an "AA" rating for the Series 1 Class B Notes, a "BBB" rating for the Series 1 Class C Notes, an "AAA" rating for the Series 2 Class A Notes, an "AA" rating for the Series 2 Class B Notes, a "BBB" rating for the Series 2 Class C Notes and an "AAA" rating for the A Notes by Fitch; a "P-1" rating for the Series 1 Class A Notes, an "Aa2" rating for the Series 1 Class B Notes, a "Baa2" rating for the Series 1 Class C Notes, an "Aaa" rating for the Series 2 Class A Notes, an "Aa3" rating for the Series 2 Class B Notes, a "Baa2" rating for the Series 2 Class C Notes and an "Aaa" rating for the Series 5 Class A Notes, by Moody's; an "A-1+" rating for the Series 1 Class A Notes, an "AA" rating for the Series 1 Class B Notes, a "BBB" for the Series 1 Class C Notes, an "AAA" rating for the Series 2 Class A Notes, an "AA" rating for the Series 2 Class B Notes, a "BBB" rating for the Series 2 Class C Notes and an "AAA" rating for the Series 5 Class A Notes by Standard & Poor's.

      (v) Legal Agreements. Prior to closing on the Issue 2006-1 Closing Date none of Halifax, the Master Issuer, Funding 2 or the Mortgages Trustee will amend the terms of the executed Legal Agreements, nor execute any of the other Legal Agreements other than in the agreed form, without the consent of the Representatives (such consent not to be unreasonably withheld or delayed).

      (w)    Written Communications.

      (1) The following terms have the specified meanings for purposes of this Agreement:

             BLOOMBERG SUBMISSION means the pricing material (in electronic form) sent via Bloomberg e-mail by the Underwriters to investors; provided, that references to Bloomberg Submission in this Agreement shall mean the final pricing information accurately displayed on Bloomberg;

             FREE WRITING PROSPECTUS means and includes any information relating to the Offered Notes disseminated by the Master Issuer or any Underwriter that constitutes a "free writing prospectus" within the meaning of Rule 405 under the Securities Act;

             ISSUER INFORMATION means (1) the information contained in any Underwriter Free Writing Prospectus (as defined below) which information is also included in the Preliminary Prospectus (other than Information Provided by the Underwriters (as defined in Section 6(b) hereof), (2) information in the Preliminary Prospectus or provided by the Master Issuer, Funding 2, the Mortgages Trustee or Halifax that is used to calculate or create any Derived Information, in each case in its final form and as filed under Rule 433 under the Securities Act and (3) any computer tape or data in respect of the Offered Notes or the related Loans furnished by the Master Issuer, Funding 2, the Mortgages Trustee or Halifax to any Underwriter; and

             DERIVED INFORMATION means such written information regarding the Offered Notes as is disseminated by any Underwriter to a potential investor, which information is neither (1) Issuer Information nor (2) contained in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Offered Notes that is disseminated by any Underwriter to a potential investor).

      (2) The Master Issuer will not disseminate to any potential investor any information relating to the Offered Notes that constitutes a "written communication" within the meaning of Rule 405 under the Securities Act, other than the Preliminary Prospectus and the Prospectus, unless the Master Issuer has obtained the prior consent of the Representatives (which consent will not be unreasonably withheld).

      (3) Neither the Master Issuer nor any Underwriter shall disseminate or file with the Commission any information relating to the Offered Notes in reliance on Rule 167 or Rule 426 under the Securities Act, nor shall the Master Issuer or any Underwriter disseminate any Underwriter Free Writing Prospectus (as defined below) "in a manner reasonably designed to lead to its broad unrestricted dissemination" within the meaning of Rule 433(d) under the Securities Act.

      (4) The Master Issuer and the Underwriters each agree that any Free Writing Prospectus prepared by it shall comply in all material respects with the Securities Act and the Rules and Regulations and shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the Securities Act:

             The issuing entity has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the Commission for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Commission Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free _________.

      (5) In the event the Master Issuer or Halifax becomes aware that, as of the Time of Sale, the Preliminary Prospectus contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (a DEFECTIVE PROSPECTUS), the Master Issuer or Halifax shall promptly notify the Representatives of such untrue statement or omission no later than one business day after discovery and the Master Issuer shall, if requested by the Representatives, prepare and deliver to the Underwriters a Corrected Prospectus.

      (6) In the event that any Underwriter shall incur any costs to any investor in connection with the reformation of the Contract of Sale with such investor that received a Defective Prospectus, the Master Issuer agrees to reimburse such Underwriter for such costs.

      (7) Each Underwriter represents, warrants, covenants and agrees with the Master Issuer that:

             (i) Other than the Preliminary Prospectus and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Notes; provided, however, that (A) each Underwriter may prepare and convey one or more "written communications" (as defined in Rule 405 under the Securities Act) containing no more than the following: (1) information included in the Preliminary Prospectus with the consent of the Master Issuer, (2) information relating to the class, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the Offered Notes, the weighted average life, expected final payment date, the trade date and payment window of one or more classes of Offered Notes and any credit enhancement expected to be provided with respect to the Offered Notes, (3) the eligibility of the Offered Notes to be purchased by ERISA plans, (4) a column or other entry showing the status of the subscriptions for the Offered Notes (both for the issuance as a whole and for each Underwriter's retention) and/or expected pricing parameters of the Offered Notes and (5) any "ABS informational and computational materials" as defined in Item 1101(a) of Regulation AB under the Securities Act (each such written communication, an UNDERWRITER FREE WRITING PROSPECTUS); (B) unless otherwise consented to by the Master Issuer, no Underwriter Free Writing Prospectus shall be conveyed if, as a result of such conveyance, the Master Issuer shall be required to make any registration or other filing solely as a result of such Underwriter Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act other than the filing of the final terms of the Offered Notes pursuant to Rule 433(d)(5)(ii) of the Securities Act; and (C) each Underwriter will be permitted to provide information (including any Bloomberg Submission) customarily included in confirmations of sale of securities and notices of allocations and information delivered in compliance with Rule 134 under the Securities Act.

             (ii) If a Defective Prospectus has been corrected with a Corrected Prospectus, it shall comply with the requirements for reformation of the original Contract of Sale, as described in Section IV.A.2.c. of the Commission's Securities Offering Reform Release No. 33-8591.

      (8) The Master Issuer agrees to file with the Commission when required under the Rules and Regulations the following:

             (i) any Free Writing Prospectus that is included in the Preliminary Prospectus (any such Free Writing Prospectus, an ISSUER FREE WRITING PROSPECTUS);

             (ii) subject to the Underwriters' compliance with Section 4(w)(7), any Underwriter Free Writing Prospectus at the time required to be filed; and

             (iii) any Free Writing Prospectus for which the Master Issuer or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Master Issuer or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

      (9) Halifax, Funding 2 and the Mortgages Trustee will cause any Issuer Free Writing Prospectus with respect to the Offered Notes to be filed with the Commission to the extent required by Rule 433 under the Securities Act.

      (10) Notwithstanding the provisions of Sections 4(w)(8) and 4(w)(9), the Master Issuer, Funding 2, the Mortgages Trustee and Halifax will not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

      5. Conditions of Underwriters' Obligations. The obligation of each Class A Underwriter to purchase the Class A Offered Notes and the obligation of each Class B/C Joint Lead Underwriter to purchase Class B/C Offered Notes on the Issue 2006-1 Closing Date as provided herein is subject to the performance by the Master Issuer, Funding 2, the Mortgages Trustee and Halifax of their respective obligations hereunder and to the following additional conditions:

      (a) Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representatives shall have received notice thereof, before the determination of the public offering price of the Offered Notes; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus (including any amendments or supplements thereto) shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with.

      (b) Representations and Warranties. The representations and warranties of the Master Issuer, Funding 2, the Mortgages Trustee and Halifax contained herein shall be true and correct on the date hereof and on and as of the Issue 2006-1 Closing Date; the statements of the Master Issuer, Funding 2, the Mortgages Trustee and Halifax and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Issue 2006-1 Closing Date; and each of the Master Issuer, Funding 2, the Mortgages Trustee and Halifax shall have complied with all agreements and all conditions to be performed or satisfied on its respective part hereunder at or prior to the Issue 2006-1 Closing Date.

      (c) No Downgrading. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have been publicly announced in the rating accorded any debt securities or preference shares of, or guaranteed by, Halifax by any of Standard & Poor's, Moody's or Fitch and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of any debt securities or preference shares of, or guaranteed by, Halifax.

      (d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event of a type that (i) renders untrue or incorrect any of the representations and warranties contained in Section 3 hereof as though the said representations and warranties had been given on the Issue 2006-1 Closing Date with reference to the facts and circumstances prevailing at that date or (ii) causes the failure of the Master Issuer, Funding 2, the Mortgages Trustee or Halifax to perform each and every covenant to be performed by it pursuant to the Legal Agreements, the Loans and the Related Security on or prior to the Issue 2006-1 Closing Date or (iii) involves a material adverse change or any development involving a prospective material adverse change in the financial or trading condition of any of the Master Issuer, Funding 2, the Mortgages Trustee or Halifax shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of any of which in the judgment of the Representatives makes it impracticable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and the Prospectus or which in the view of the Representatives has caused a material deterioration in the price and/or value of the Notes.

      (e) Officer's Certificate. The Representatives shall have received on and as of the Issue 2006-1 Closing Date:

             (i) a certificate of an executive officer of each of the Master Issuer, Funding 2, the Mortgages Trustee and Halifax reasonably satisfactory to the Representatives confirming that such officer has carefully reviewed the Prospectus (including any amendments or supplements thereto) and, to the best knowledge of such officer, the representations set forth in Section 3(I)(a), 3(II)(a) and 3(III)(a) hereof are true and correct;

             (ii) a certificate of an executive officer of each of the Master Issuer, Funding 2, the Mortgages Trustee and Halifax reasonably satisfactory to the Representatives to the effect set forth in paragraphs
      (a), (b) and (c) above and that there has been no adverse change, nor any development involving a prospective adverse change, in or affecting the operations, properties, financial or trading condition or prospects of the Master Issuer, Funding 2, the Mortgages Trustee or Halifax which is material in the context of the issue of the Notes;

             (iii) a certificate of an executive officer of the Master Issuer reasonably satisfactory to the Representatives confirming the solvency of the Master Issuer;

             (iv) a certificate of an executive officer of Funding 2 reasonably satisfactory to the Representatives confirming the solvency of Funding 2;

             (v) a certificate of an executive officer of the Mortgages Trustee reasonably satisfactory to the Representatives confirming the solvency of the Mortgages Trustee;

             (vi) a certificate of an executive officer of Halifax reasonably satisfactory to the Representatives confirming the solvency of Halifax; and

             (vii) a certificate, reasonably satisfactory to the Representatives, of an executive officer of the Master Issuer Euro Currency Swap Provider in relation to wording in the Prospectus provided by it.

      (f) Comfort Letters. KPMG shall have furnished to the Representatives, at the request of the Master Issuer, letters, including, without limitation,
(i) a pool report in respect of agreed upon procedures in connection with the Halifax mortgage files (with no material exceptions to the results stated therein), dated the date of the Preliminary Prospectus and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives and (ii) letters containing statements and information of the type ordinarily included in auditors' "comfort letters" with respect to certain financial, statistical and other information contained in the Preliminary Prospectus and the Prospectus, dated the date of the Preliminary Prospectus (with respect to the letter related to the Preliminary Prospectus) and the date of the Prospectus (with respect to the letter related to the Prospectus) and addressed to the Underwriters, each in form and substance satisfactory to the Representatives.

      (g) Legal Opinions. On or prior to the Issue 2006-1 Closing Date, there having been delivered to the Master Issuer, the Underwriters, the Note Trustee and the Funding 2 Security Trustee copies of opinions and disclosure letters, in form and substance reasonably satisfactory to the Representatives, the Note Trustee, the Funding 2 Security Trustee and the Rating Agencies, dated the Issue 2006-1 Closing Date, of:

             (i) Allen & Overy LLP, legal advisers as to English law and as to US law to Halifax, Funding 2 and the Master Issuer, addressed to Halifax, the Mortgages Trustee, Funding 2, the Master Issuer, the Underwriters, the Note Trustee and the Funding 2 Security Trustee;

             (ii) Mourant du Feu & Jeune, legal advisers as to Jersey law to the Mortgages Trustee, addressed to the Mortgages Trustee, the Underwriters, the Note Trustee and the Funding 2 Security Trustee;

             (iii) Sidley Austin, legal advisers as to English law and as to US law to the Underwriters, addressed to the Underwriters;

             (iv) In-house legal counsel of each Swap Provider (other than Halifax), addressed to the Underwriters, the Master Issuer and Halifax;

             (v) Shepherd + Wedderburn, legal advisers to the Master Issuer and Halifax as to Scottish law, addressed to Halifax, the Mortgages Trustee, Funding 2, the Master Issuer, the Underwriters, the Note Trustee and the Funding 2 Security Trustee.

      (h) Rating Agency Letters. Each Underwriter shall have received copies of letters from each Rating Agency stating that the Offered Notes are rated as set forth in Schedule II hereto by the Rating Agencies either without conditions or subject only to the execution and delivery on or before the Issue 2006-1 Closing Date of the Legal Agreements and legal opinions in all material respects in the form in which they shall then have been executed and delivered on or prior to the Issue 2006-1 Closing Date.

      (i) Execution of Legal Agreements and Global Notes. The execution and delivery by all parties thereto of the Legal Agreements and the Global Notes representing each series and class of the Offered Notes on or prior to the Issue 2006-1 Closing Date.

      (j) Admission to Trading. (i) Each Representative shall have received a copy of the confirmation from the UK Listing Authority that the Prospectus (combined with the related United Kingdom supplement) has been approved as a prospectus for the purposes of Section 85(2) of the FSMA and the Prospectus Rules and (ii) the Offered Notes having been admitted to the Official List maintained by UK Listing Authority and the London Stock Exchange plc (the STOCK EXCHANGE) shall have agreed to admission of the Offered Notes to trading on the Stock Exchange's Gilt Edged and Fixed Interest Market on or about the Issue 2006-1 Closing Date.

      (k) Certified Constitutional Documents. On or prior to the Issue 2006-1 Closing Date, there having been delivered to the Representatives on behalf of the Underwriters a copy, certified by a duly authorized director or the company secretary of, as applicable, the Master Issuer, Funding 2, the Mortgages Trustee and Halifax of: (i) the Memorandum and Articles of Association of each of the Master Issuer, Funding 2, the Mortgages Trustee and Halifax; (ii) the resolution of the Board of Directors (or committee as appropriate) of each of the Master Issuer, Funding 2, the Mortgages Trustee and Halifax authorizing the execution of this Agreement and the other Legal Agreements and the entry into and performance of the transactions contemplated thereby; and (iii) in respect of the Master Issuer, the resolution of the Board of Directors of the Master Issuer authorising the issue of the Notes and the entry into and performance of the transactions contemplated thereby.

      (l) Circumstances for Termination. On or prior to the Issue 2006-1 Closing Date, in the opinion of the Representatives, none of the circumstances described in Section 3 having arisen.

      (m) Other Issues. The Reg S Notes having been or being issued and subscribed and paid for pursuant to the Subscription Agreement and the Programme Agreement prior to or contemporaneously with the issue, subscription and payment for the Offered Notes hereunder.

      (n) Mortgage Sale Agreement. All of the steps required by Clause 4 of the Mortgage Sale Agreement to be taken on or prior to the Issue 2006-1 Closing Date for the purposes of the sale of the New Portfolio (including, without limitation, the assignment of the English Loans and their Related Security to the Mortgages Trustee from Halifax, the creation and effectiveness of the trust in respect of the Scottish Loans and their Related Security pursuant to the relevant Scottish Declaration of Trust by Halifax in favour of the Mortgages Trustee and, in each case, the related rights to be acquired from Halifax pursuant to the Mortgage Sale Agreement) having been taken.

      (o) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Halifax Governmental Authority that would, as of the Issue 2006-1 Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Issue 2006-1 Closing Date, prevent the issuance or sale of the Notes.

      (p) Good Standing. The Representatives shall have received on and as of the Issue 2006-1 Closing Date satisfactory evidence of the good standing of the Mortgages Trustee in its jurisdiction of organization from the appropriate Governmental Authorities of such jurisdictions.

      (q) Certificate of Note Trustee. The Note Trustee having furnished to the Representatives a certificate stating that that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Note Trustee did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

      (r) Additional Documents. On or prior to the Issue 2006-1 Closing Date, the Master Issuer, Funding 2, the Mortgages Trustee and Halifax shall have furnished to the Representatives such further certificates and documents as any Representative may reasonably request.

      All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory in all material respects to counsel for the Underwriters.

      If any of the conditions specified in this Section 5 have not been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in all material respects in form and substance to the Representatives, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Issue 2006-1 Closing Date by the Representatives. Notice of such cancellation shall be given to the Master Issuer, Funding 2, the Mortgages Trustee and Halifax in writing or by telephone or facsimile confirmed in writing.

      The Representatives, on behalf of the Underwriters, may, in their discretion, waive compliance with the whole or any part of this Section 5.

      6.     Indemnification and Contribution.

      (a) Indemnification of the Underwriters. The Master Issuer (in respect of itself only), Funding 2 (in respect of itself only), the Mortgages Trustee (in respect of itself only) and Halifax (in respect of itself, the Master Issuer, Funding 2 and the Mortgages Trustee) agree to indemnify and hold harmless each Underwriter, its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, and their respective representatives, directors, officers, employees and agents, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with investigating and defending any suit, action or proceeding or any claim asserted), joint or several, caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Issuer Information or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) or the Investor Information (save in the case of the Mortgages Trustee, which gives no indemnity herein in relation to the Investor Information), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (excluding, in the case of the Preliminary Prospectus, the pricing related information omitted therefrom), except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission (x) made in reliance upon and in conformity with any Information Provided by the Underwriters (as defined in Section 6(b) below) or (y) contained in any Derived Information or any Bloomberg Submission unless such untrue statement or alleged untrue statement or omission or alleged omission contained in any Derived Information or any Bloomberg Submission results from an error or omission in the Preliminary Prospectus, the Prospectus or the Issuer Information (other than any Information Provided by the Underwriters contained therein); provided further, that with respect to any such untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale during the Prospectus Delivery Period by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (i) a copy of the Prospectus, as amended or supplemented (for purposes of this Section 6, the FINAL PROSPECTUS) was not sent or given to such person at or prior to the written confirmation of the sale of such Offered Notes to such person and (ii) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Final Prospectus and such corrected Final Prospectus was delivered to such Underwriter in time so that such delivery of such

Final Prospectus can take place at or prior to the delivery of the written confirmation of such sale unless, in either case, such failure to deliver the Final Prospectus was a result of non-compliance by the Master Issuer, Funding 2, the Mortgages Trustee or Halifax with the provisions of Section 3 hereof; provided further that the references to the Registration Statement, the Preliminary Prospectus and the Prospectus in the first part of this sentence up to but excluding the first proviso (1) shall exclude the sections therein having the heading "Issuing entity swap provider", (2) shall exclude the Information Provided by the Managers (as defined in the Subscription Agreement) in the section having the heading "Subscription and sale", and (3) shall exclude the Information Provided by the Underwriters (as defined in Section 6(b) below) in the section having the heading "Underwriting".

      No Underwriter or controlling person of any Underwriter shall have any duty or obligation, whether as fiduciary for any Indemnified Person (as defined in Section 6(c)) or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this Section 6(a).

      The foregoing shall be subject to the following:

             (i) Any right which at any time the Mortgages Trustee or Halifax, as the case may be, has under the existing or future laws of Jersey whether by virtue of the droit de discussion or otherwise to require that recourse be had to the assets of any other person before any claim is enforced against such person in respect of the obligations hereby assumed by such person is hereby abandoned and waived.

             (ii) The Mortgages Trustee and Halifax undertake that if at any time any person indemnified sues the Mortgages Trustee or Halifax, as the case may be, in respect of any such obligations and the person in respect of whose obligations the indemnity is given is not sued also, the Mortgages Trustee or Halifax, as the case may be, shall not claim that such person be made a party to the proceedings and agrees to be bound by this indemnity whether or not it is made a party to legal proceedings for the recovery of the amount due or owing to the person indemnified, as aforesaid, by the person in respect of whose obligations the indemnity is given and whether the formalities required by any law of Jersey whether existing or future in regard to the rights or obligations of sureties shall or shall not have been observed.

             (iii) Any right which the Mortgages Trustee or Halifax, as the case may be, may have under the existing or future laws of Jersey whether by virtue of the droit de division or otherwise to require that any liability under this indemnity be divided or apportioned with any other person or reduced in any manner whatsoever is hereby abandoned and waived.

      (b) Indemnification of the Master Issuer, Funding 2, the Mortgages Trustee and Halifax. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Master Issuer, Funding 2 and the Mortgages Trustee, each of their directors, each of their officers who signed the Registration Statement, Halifax and each person, if any, who controls the Master Issuer, Funding 2, Halifax or the Mortgages Trustee within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities caused by any untrue statement or omission of a material fact or alleged untrue statement or omission of a material fact made in reliance upon and in conformity with (x) any information furnished to the Master Issuer, Funding 2, the Mortgages Trustee or

Halifax in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or (y) any Derived Information or any Bloomberg Submission; provided, however, that the indemnity with respect to clause (y) above shall not apply to any untrue statement or alleged untrue statement or omission or alleged omission made in any Derived Information or any Bloomberg Submission that results from an error or omission in the Preliminary Prospectus, the Prospectus or the Issuer Information (other than any Information Provided by the Underwriters contained therein). The Master Issuer, Funding 2, the Mortgages Trustee and Halifax acknowledge that the statements set forth under the heading "Underwriting" that specify (i) the list of Underwriters and their respective participation in the sale of the Offered Notes, (ii) the sentences related to concessions and reallowances and
(iii) the paragraph related to over?allotment transactions, short sales, stabilizing transactions, short covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus (such statements being the INFORMATION PROVIDED BY THE UNDERWRITERS).

      (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the INDEMNIFIED PERSON) shall promptly notify the person against whom such indemnification may be sought (the INDEMNIFYING PERSON) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) of this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defences) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) of this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defences available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firms for the Master Issuer, Funding 2, the Mortgages Trustee, each of their directors or officers who signed the Registration Statement, Halifax and any control persons of the Master Issuer, Funding 2 and the Mortgages Trustee shall be designated in writing by the Master Issuer, Funding 2, the Mortgages Trustee or Halifax, as the case may be. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and
(ii) the Indemnifying Person shall not have either reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement or objected to such request in writing prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

      (d)    Contribution. If the indemnification provided for in paragraphs
(a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, severally (or, with respect to Halifax, in respect of itself, the Master Issuer, Funding 2 and the Mortgages Trustee) agrees to contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Master Issuer, Funding 2, the Mortgages Trustee and Halifax on the one hand and the Underwriters on the other from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Master Issuer, Funding 2, the Mortgages Trustee and Halifax on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Master Issuer, Funding 2, the Mortgages Trustee and Halifax on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Master Issuer from the sale of the Offered Notes and the total underwriting discounts, fees and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Offered Notes. The relative fault of the Master Issuer, Funding 2, the Mortgages Trustee and Halifax on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Master Issuer, Funding 2, the Mortgages Trustee, Halifax or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      (e) Limitation on Liability. The Master Issuer, Funding 2, the Mortgages Trustee, Halifax and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts, fees and commissions received by such Underwriter with respect to the offering of the Offered Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

      (f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

      7. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      8. Termination. This Agreement may be terminated by the Representatives by notice to the Master Issuer, Funding 2, the Mortgages Trustee and Halifax, if after the execution and delivery of this Agreement and prior to the Issue 2006-1 Closing Date:

      (a) (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, or the over-the-counter market; (ii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that in the judgment of the Representatives is material and adverse and makes it impracticable to proceed with the offering, sale or delivery of the Offered Notes on the terms and in the manner contemplated by this Agreement and the Prospectus or which in the view of the Representatives has caused a material deterioration in the price and/or value of the Notes; or

      (b) there shall have come to the notice of the Underwriters any breach of, or any event rendering untrue or incorrect in any material respect, any of the warranties and representations contained in Section 3 (or any deemed repetition thereof) or failure to perform any of the Master Issuer's or Halifax's covenants or agreements in this Agreement in any material respect; or

      (c) any condition specified in Section 5 has not been satisfied or waived by the Representatives on behalf of the Underwriters; or

      (d)    the Subscription Agreement is terminated.

If this Agreement shall be terminated pursuant to Section 8 hereof, this Agreement shall terminate and be of no further effect and no party hereto shall be under any liability to any other in respect of this Agreement except that
(a) the Master Issuer shall remain liable under Section 11 for the payment of costs and expenses already incurred or incurred in consequence of such termination, and if the Master Issuer shall not pay such costs and expenses, Funding 2, the Mortgages Trustee and Halifax shall be liable for the payment of such costs and expenses already incurred or incurred in consequence of such termination for which the Master Issuer was liable under Section 11, (b) the parties hereto shall remain liable under the indemnity provisions and contribution provisions set forth in Section 6 and in respect of accrued liabilities and (c) the representations and agreements of the Underwriters made in Section 2 of this Agreement, which would have continued in accordance with
Section 13 had the arrangements for the underwriting and issue of the Notes been completed, shall so continue.

      9.     Listing.

      (a) Application for Listing. The Master Issuer confirms that it has made or caused to be made at the Master Issuer's expense an application for the Notes to be admitted to listing on the Official List of the UK Listing Authority and for the Notes to be admitted to trading on the Stock Exchange's Gilt Edged and Fixed Interest Market or such other market of the Stock Exchange as shall be designated a "regulated market" within the meaning of Directive 93/22/EC (the MARKET).

      (b) Supply of Information. The Master Issuer agrees to deliver to the UK Listing Authority and the Stock Exchange copies of the Prospectus (including any amendments or supplements thereto) and such other documents, information and undertakings as may be required for the purpose of obtaining such listing.

      (c) Maintenance of Listing. The Master Issuer agrees to use its reasonable endeavours to maintain a listing of the Notes on the Official List of the UK Listing Authority and the admission of the Notes to trading on the Market for as long as any of the Notes are outstanding and to pay all fees and supply all further documents, information and undertakings and publish all advertisements or other material as may be necessary for such purpose. However, if such listing becomes impossible, the Master Issuer will obtain, and will thereafter use its best endeavours to maintain, a quotation for, or listing of, the Notes on or by such other stock exchange, competent listing authority and/or quotation system as is commonly used for the quotation or listing of debt securities as it may, with the approval of the Representatives (such approval not to be unreasonably withheld or delayed), decide.

      10.    Defaulting Underwriter.

      (a) If, on the Issue 2006-1 Closing Date, any Class A Underwriter defaults on its obligation to purchase the Class A Offered Notes that it has agreed to purchase hereunder, the non-defaulting Class A Underwriters may in their discretion arrange for the purchase of such Class A Offered Notes by other persons satisfactory to the Master Issuer on the terms contained in this Agreement. If, within 36 hours after any such default by any Class A Underwriter, the non-defaulting Class A Underwriters do not arrange for the purchase of such Class A Offered Notes, then the Master Issuer shall be entitled to a further period of 36 hours within which to procure other persons to purchase such Class A Offered Notes on such terms. If other persons become obligated or agree to purchase the Class A Offered Notes of a defaulting Class A Underwriter, either the non-defaulting Class A Underwriters or the Master

Issuer may postpone the Issue 2006-1 Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Master Issuer or counsel for the Class A Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Master Issuer agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.

      If, on the Issue 2006-1 Closing Date, a Class B/C Joint Lead Underwriter defaults on its obligation to purchase the Class B/C Offered Notes that it has agreed to purchase hereunder, the non-defaulting Class B/C Joint Lead Underwriter may in its discretion arrange for the purchase of such Class B/C Offered Notes by other persons satisfactory to the Master Issuer on the terms contained in this Agreement. If, within 36 hours after any such default by a Class B/C Joint Lead Underwriter, the non-defaulting Class B/C Joint Lead Underwriter does not arrange for the purchase of such Class B/C Offered Notes, then the Master Issuer shall be entitled to a further period of 36 hours within which to procure other persons to purchase such Class B/C Offered Notes on such terms. If other persons become obligated or agree to purchase the Class B/C Offered Notes of a defaulting Class B/C Joint Lead Underwriter, either the non-defaulting Class B/C Joint Lead Underwriter or the Master Issuer may postpone the Issue 2006-1 Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Master Issuer or counsel for the Class B/C Joint Lead Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Master Issuer agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.

      As used in this Agreement, the terms "Class A Underwriter" and "Underwriter" include, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 10, purchases Class A Offered Notes that a defaulting Class A Underwriter agreed but failed to purchase. As used in this Agreement, the terms "Class B/C Joint Lead Underwriter" and "Underwriter" include, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 10, purchases Class B/C Offered Notes that a defaulting Class B/C Joint Lead Underwriter agreed but failed to purchase.

      (b) If, after giving effect to any arrangements for the purchase of the Class A Offered Notes of a defaulting Class A Underwriter or Class A Underwriters by the non-defaulting Class A Underwriters and the Master Issuer as provided in paragraph (a) above, the aggregate principal amount of such Class A Offered Notes that remains unpurchased does not exceed ten percent of the aggregate principal amount of all the Offered Notes, then the Master Issuer shall have the right to require each non-defaulting Class A Underwriter to purchase the principal amount of Class A Offered Notes that such Class A Underwriter agreed to purchase hereunder plus such Class A Underwriter's pro rata share (based on the principal amount of Class A Offered Notes that such Class A Underwriter agreed to purchase hereunder) of the Class A Offered Notes of such defaulting Class A Underwriter or Class A Underwriters for which such arrangements have not been made.

      If, after giving effect to any arrangements for the purchase of the Class B/C Offered Notes of the defaulting Class B/C Joint Lead Underwriter by the non-defaulting Class B/C Joint Lead Underwriter and the Master Issuer as provided in paragraph (a) above, the aggregate principal amount of such Class B/C Offered Notes that remains unpurchased does not exceed ten percent of the aggregate principal amount of all the Offered Notes, then the

Master Issuer shall have the right to require the non-defaulting Class B/C Joint Lead Underwriter to purchase the principal amount of Class B/C Offered Notes that such Class B/C Joint Lead Underwriter agreed to purchase hereunder plus the Class B/C Offered Notes of the defaulting Class B/C Joint Lead Underwriter for which such arrangements have not been made.

      (c) If, after giving effect to any arrangements for the purchase of the Class A Offered Notes of a defaulting Class A Underwriter or Class A Underwriters by the non-defaulting Class A Underwriters and the Master Issuer as provided in paragraph (a) above, the aggregate principal amount of such Class A Offered Notes that remains unpurchased exceeds ten percent of the aggregate principal amount of all the Offered Notes, or if the Master Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Class A Underwriters, the Class B/C Joint Lead Underwriters or the Master Issuer, except that the Master Issuer will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

      If, after giving effect to any arrangements for the purchase of the Class B/C Offered Notes of the defaulting Class B/C Joint Lead Underwriter by the non-defaulting Class B/C Joint Lead Underwriter and the Master Issuer as provided in paragraph (a) above, the aggregate principal amount of such Class B/C Offered Notes that remains unpurchased exceeds ten percent of the aggregate principal amount of all the Offered Notes, or if the Master Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Class B/C Joint Lead Underwriter, the Class A Underwriters or the Master Issuer, except that the Master Issuer will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

      (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Master Issuer or any non-defaulting Underwriter for damages caused by its default.

      11.    Payment of Expenses.

      (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Master Issuer will pay or cause to be paid the following (together with (i) in respect of taxable supplies made to the Master Issuer, any amount in respect of VAT or similar tax payable in respect thereof against production of a valid tax invoice and (ii) in respect of taxable supplies made to a person other than the Master Issuer, any amount in respect of Irrecoverable VAT (for the purposes of this Agreement IRRECOVERABLE VAT means any amount in respect of VAT incurred by a party to the Transaction Documents (for the purposes of this definition, a RELEVANT PARTY) as part of a payment in respect of which it is entitled to be indemnified under the relevant Transaction Documents to the extent that the Relevant Party does not or will not receive and retain a credit or repayment of such VAT as input tax (as that expression is defined in section 24(1) of the Value Added Tax Act
1994) for the prescribed accounting period (as that expression is used in section 25(1) of the Value Added Tax Act 1994) to which such input tax relates) or similar tax payable in respect thereof against production of a valid tax invoice): (i) the costs of the Master Issuer incident to the authorization, issuance, preparation and delivery of the

Notes; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of the preparation and execution of the Legal Agreements and any other relevant documents and the issue of the Offered Notes and compliance with the Conditions of the Offered Notes, including the reproduction and distribution thereof; (iv) the fees and expenses of counsel to the Master Issuer, Funding 2, the Mortgages Trustee and the independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered Notes under such United States state securities, Blue Sky or similar laws as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by Rating Agencies for rating the Offered Notes and annual fees in connection with such rating or any other rating from the Rating Agencies for the Offered Notes;
(vii) the fees and expenses of the Note Trustee, the Funding 2 Security Trustee, the US Paying Agent, Agent Bank, any paying agent in connection with the preparation and execution of the Legal Agreements and any other relevant documents and the issue of the Offered Notes and compliance with the Conditions of the Offered Notes (including related fees and expenses of any counsel to the Note Trustee and the Funding 2 Security Trustee) and the initial fees and expenses of The Depository Trust Company in relation to the Offered Notes (excluding any such fees and expenses arising as a result of any transfer of the Offered Notes); (viii) all expenses and application fees incurred in connection with any filing with the National Association of Securities Dealers, Inc.; (ix) the fees and expenses payable in connection with obtaining and maintaining the admission to trading of the Offered Notes on the Stock Exchange; (x) all out-of-pocket expenses (excluding legal expenses) incurred by the Representatives on behalf of the Underwriters in connection with the transactions contemplated hereby; (xi) all expenses incurred by the Representatives in connection with any "road show" presentation to potential investors; and (xii) any amount in respect of fees and disbursements of the Underwriters' counsel, subject to any agreed limit or cap on fees.

      (b) The Master Issuer will reimburse the Underwriters for all amounts in connection with the issue of the Notes which it has agreed to pay pursuant to Section 11(a).

      (c) For the avoidance of doubt, references to costs and expenses in this Agreement shall be deemed to include, in addition, references to any Irrecoverable VAT payable in respect of such costs and expenses.

      12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Master Issuer, Funding 2, the Mortgages Trustee, each of their officers and directors and any controlling persons referred to herein, Halifax, the Underwriters, their respective affiliates and any controlling persons referred to herein, and their respective successors. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered Notes from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

      13.    Survival.

      (a) The respective indemnities, rights of contribution, representations, warranties and agreements of the Master Issuer, Funding 2, the Mortgages Trustee, Halifax and the Underwriters contained in this Agreement or made by or on behalf of the Master Issuer,

Funding 2, the Mortgages Trustee, Halifax or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Master Issuer, Funding 2, the Mortgages Trustee, Halifax or the Underwriters.

      (b) Save for their respective responsibilities to comply with relevant representations and warranties set forth herein, neither the Master Issuer, Funding 2, the Mortgages Trustee nor Halifax shall have any responsibility in respect of the legality of the Underwriters or other persons offering and selling the Notes in any jurisdiction or in respect of the Notes qualifying for sale in any jurisdiction.

      14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term AFFILIATE has the meaning set forth in Rule 405 under the Securities Act; (b) the term BUSINESS DAY (unless otherwise indicated to be a London Business Day) means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term SUBSIDIARY has the meaning set forth in Rule 405 under the Securities Act.

      15.    Miscellaneous.

      (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

      (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication in accordance with the following information:

             (i)    Class A Underwriters

                    ABN AMRO Bank N.V., London Branch
                    250 Bishopsgate
                    London EC2M 4AA
                    (Fax: +44 (0)20 7857 9494)
                    Attention:  Legal Counsel, ABS & Hybrid Finance

                    Citigroup Global Markets Limited
                    Citigroup Centre
                    Canada Square
                    Canary Wharf
                    London E14 5LB
                    (Fax: +44 (0)20 7986 4740)
                    (Telephone: +44 (0)20 7986 9000)
                    Attention: Debt Syndicate Desk

                    UBS Securities LLC
                    1285 Avenue of the Americas
                    New York, New York 10017
                    Attention: Securities Products Group - ABS Syndicate Desk cc: 1285 Avenue of the Americas
                    New York New York 10017
                    Attention: Legal Department, Securities Products Group

                    with a copy in each case to

                    UBS Limited
                    1 Finsbury Avenue
                    London EC2M 2PP

                    Deutsche Bank Securities Inc.
                    60 Wall Street
                    New York, New York 10005
                    (Fax: +1 (212) 797 2031)

                    Lehman Brothers Inc.
                    745 Seventh Avenue
                    New York, New York 10019
                    (Fax: +44 (0)20 7102 2049)
                    Attention: Legal Counsel, Structured Finance

                    Societe Generale, London Branch
                    SG House
                    41 Tower Hill
                    London EC3N 4SG
                    (Fax: +44 (0)20 7550 5109)

             (ii)   Class B/C Joint Lead Underwriters

                    ABN AMRO Bank N.V., London Branch
                    250 Bishopsgate
                    London EC2M 4AA
                    (Fax: +44 (0)20 7857 9494)
                    Attention:  Legal Counsel, ABS & Hybrid Finance

                    Citigroup Global Markets Limited
                    Citigroup Centre
                    Canada Square
                    Canary Wharf
                    London E14 5LB
                    (Fax: +44 (0)20 7986 4740)
                    (Telephone: +44 (0)20 7986 9000)
                    Attention: Debt Syndicate Desk

             (iii)  Master Issuer

                    35 Great St. Helen's
                    London EC3A 6AP

                    (Fax: +44 (0)20 7398 6325)
                    Attention: The Directors

             (iv)   Funding 2

                    35 Great St. Helen's
                    London EC3A 6AP
                    (Fax: +44 (0)20 7398 6325)
                    Attention: The Directors

             (v)    Mortgages Trustee

                    47 Esplanade
                    St. Helier
                    Jersey JE1 0BD
                    (Fax: +44 (0)1534 726 391)
                    Attention: The Directors

             (vi)   Halifax

                    Trinity Road
                    Halifax (LP/3/3/SEC)
                    West Yorkshire
                    HX1 2RG
                    (Fax: +44 (0) 113 235 7511)
                    Attention: Head of Mortgage Securitisation

      (c) Appointment of Process Agent. Each of the Master Issuer, Funding 2, the Mortgages Trustee and Halifax hereby designates and appoints CT Corporation System, 111 Eighth Avenue, New York, NY 10011 (the PROCESS AGENT), as its authorized agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this Agreement, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Master Issuer, Funding 2, the Mortgages Trustee or Halifax, as applicable. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 14(c) and reasonably satisfactory to the Representatives. If the Process Agent shall cease to act as agent for service of process, the Master Issuer, Funding 2, the Mortgages Trustee and Halifax shall appoint, without unreasonable delay, another such agent, and notify the Representatives of such appointment. Each of the Master Issuer, Funding 2, the Mortgages Trustee and Halifax represents to the Underwriters that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing and the Master Issuer, Funding 2, the Mortgages Trustee and Halifax hereby authorize and direct the Process Agent to accept such service. Each of the Master Issuer, Funding 2, the Mortgages Trustee and Halifax further agree that service of process upon the Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing in this Section 14(c) shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

      (d) Consent to Jurisdiction. Each of the parties hereto submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      (e) Non Petition and Limited Recourse. Each of the Underwriters agrees with the Master Issuer, Funding 2 and the Mortgages Trustee that it shall not, until the expiry of one year and one day after the payment of all sums outstanding and owing under the Notes (in respect of the Master Issuer) and until the expiry of one year and one day after the payment of all sums outstanding and owing under any Loan Tranche made to Funding 2 by the Master Issuer or any other company (in respect of the Mortgages Trustee and Funding 2) take any corporate action or other steps or legal proceedings for the winding-up, dissolution, arrangement, reconstruction or re-organisation or for the appointment of a liquidator, receiver, manager, administrator, administrative receiver or similar officer of the Master Issuer, the Mortgages Trustee or Funding 2 or any, or all of, their respective assets or revenues. Each Underwriter further agrees with the Mortgages Trustee that to the extent that any amounts due to such Underwriter from the Mortgages Trustee hereunder exceeds the assets of the Mortgages Trustee (excluding, for the avoidance of doubt, the assets comprised in the Mortgages Trust) available to pay such amounts and any other amount due to other creditors of the Mortgages Trustee, then the claims of such Underwriter in relation to any such excess amounts shall be extinguished and shall not thereafter revive. To the extent permitted by law, no recourse under any obligation, covenant or agreement of any person contained in this Agreement shall be had against any shareholder, officer or director of the Master Issuer, Funding 2 or the Mortgages Trustee, by the enforcement of any assessment or by any legal proceedings, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of each of the Master Issuer, Funding 2 and the Mortgages Trustee expressed to be a party hereto and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of such person as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Master Issuer, Funding 2 or the Mortgages Trustee contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such person of any such obligations, covenants or agreements, either under any applicable law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by each person expressed to be a party hereto as a condition of and consideration for the execution of this Agreement.

      (f) Foreign Taxes. All payments to be made by the Master Issuer, Funding 2, the Mortgages Trustee and Halifax hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges, excluding for the purposes of this Section 15(f), (a) any taxes which are payable as a consequence of any Underwriter having a necessary connection with the relevant taxing jurisdiction and (b) any income or franchise tax on the overall net income of such Underwriter imposed by the United States or the State of New York (all such non-excluded taxes, duties or charges, FOREIGN TAXES), unless the Master Issuer, Funding 2, the Mortgages Trustee or Halifax, as applicable, is compelled by law to deduct or withhold such Foreign Taxes. In that event, the Master Issuer, Funding 2, the Mortgages Trustee or Halifax, as applicable, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

      (g) Judgment Currency. If any judgment or order in any legal proceeding against any of the Master Issuer, Funding 2, the Mortgages Trustee or Halifax is given or made for any amount due hereunder and such judgment or order is expressed and paid in a currency (the JUDGMENT CURRENCY) other than United States dollars and there is any variation as between (i) the rate of exchange (the JUDGMENT RATE) at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange (the MARKET RATE) at which the person to whom such amounts is paid (the PAYEE) is able to purchase United States dollars with the amount of the Judgment Currency actually received by the holder, then the difference, expressed in United States dollars, between such amount calculated at the Judgment Rate and such amount calculated at the Market Rate shall be indemnified (a) if negative by the Master Issuer, Funding 2, the Mortgages Trustee or Halifax, as applicable, to the Payee and (b) if positive by the Payee to the Master Issuer, Funding 2, the Mortgages Trustee or Halifax, as applicable. The foregoing indemnity shall constitute a separate and independent obligation of the Master Issuer, Funding 2, the Mortgages Trustee, Halifax and/or the Payee, as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

      (h) Governing Law. THIS AGREEMENT AND THE OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS RULES THEREOF (OTHER THAN AS CONTAINED IN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

      (i) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

      (j) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

      (k) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

      If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,


PERMANENT MASTER ISSUER PLC


By /s/ Claudia Wallace


PERMANENT FUNDING (NO. 2) LIMITED


By /s/ Claudia Wallace


PERMANENT MORTGAGES TRUSTEE LIMITED


By /s/ Claudia Wallace


HALIFAX plc


      By /s/ Amarpal Takk        /s/ Malcolm Ryan

Accepted: 11                   October 2006


ABN AMRO BANK N.V., LONDON BRANCH


By /s/ Osman Hameed


CITIGROUP GLOBAL MARKETS LIMITED


By /s/ Robert H. Liao


UBS SECURITIES LLC


By /s/ Paul Scialabba


By /s/ Steven Warjanka

DEUTSCHE BANK SECURITIES INC.


By /s/ Brian J. Wiele


By


LEHMAN BROTHERS INC.


By /s/ John Dziadzio


SOCIETE GENERALE, LONDON BRANCH


By /s/ Kathryn Reynolds

                                  SCHEDULE I

                      AGGREGATE INITIAL PRINCIPAL AMOUNT
                        OF CERTIFICATES TO BE PURCHASED

                                           Series 1      Series 2      Series 5
                                            Class A       Class A       Class A
                                              Notes         Notes         Notes
-------------------------------------------------------------------------------
Class A Underwriters:
ABN AMRO Bank N.V., London Branch      $334,000,000  $583,000,000  $500,000,000
Citigroup Global Markets Limited       $333,000,000  $583,000,000  $500,000,000
UBS Securities LLC                     $333,000,000  $584,000,000  $500,000,000
Deutsche Bank Securities Inc.                    --            --            --
Lehman Brothers Inc.                             --            --            --
Societe Generale, London Branch                  --            --            --


                                                    Series 1        Series 2
                                                    Class B         Class B
                                                     Notes           Notes
-----------------------------------------------------------------------------
Class B/C Joint Lead Underwriters:
ABN AMRO Bank N.V., London Branch                 $17,900,000     $67,450,000
Citigroup Global Markets Limited                  $17,900,000     $67,450,000


                                                    Series 1        Series 2
                                                    Class C         Class C
                                                     Notes           Notes
-----------------------------------------------------------------------------
Class B/C Joint Lead Underwriters:
ABN AMRO Bank N.V., London Branch                 $17,900,000     $67,450,000
Citigroup Global Markets Limited                  $17,900,000     $67,450,000

                                  SCHEDULE II

                             OFFERED NOTES RATING

                                            Standard &
Designation                                     Poor's      Moody's      Fitch
------------------------------------------------------------------------------
Series 1 Class A Notes (short term)               A-1+          P-1       F-1+
Series 1 Class A Notes (long term)                 AAA          Aaa        AAA
Series 1 Class B Notes                              AA          Aa3         AA
Series 1 Class C Notes                             BBB         Baa2        BBB
Series 2 Class A Notes                             AAA          Aaa        AAA
Series 2 Class B Notes                              AA          Aa3         AA
Series 2 Class C Notes                             BBB         Baa2        BBB
Series 5 Class A Notes                             AAA          Aaa        AAA